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                                  EXHIBIT 5.5
                                  -----------

                               SERVICES AGREEMENT

         This Services Agreement (the "Agreement") is entered into effective August 18th, 2004 (the "Effective Date") between WILDCARD SYSTEMS, INC., a Florida corporation ("WildCard") and MORGAN BEAUMONT INC., a Nevada Corporation ("Client") (each a "Party" and collectively, the "Parties").

                                    RECITALS

A. Client offers certain Transaction Card Programs to its Cardholders.

B. Client desires that WildCard provide Client with certain data processing and related services in connection with Client's Transaction Card Programs, and WildCard desires to perform certain data processing and related services to Client in connection with Client's Transaction Card Programs, on the terms and conditions described in this Agreement.

         WildCard and Client agree as follows:

         1.       DEFINITIONS

                  1.1 DEFINED TERMS. The following capitalized terms shall have the meanings given to them below when used in this Agreement:

                  "AAA" is defined in Section 11.3(a) of this Agreement.

                  "Acceptance Period" is defined in Section 3.4 of this Agreement

                  "Affiliate" is defined in Section 14.5 of this Agreement.

                  "Agreement" shall mean this Service Agreement as amended from time to time including any Schedules attached hereto and Program Schedules which are entered into between the Parties from time to time during the term hereof.

                  "Arbitration Demand" is defined in Section 113(b) of this Agreement.

                  "Arbitration Panel" is defined in Section 11.3(b) of this Agreement.

                  "Associations" means, collectively, Discover, Visa, MasterCard, and the ATM/POS Networks.

                  "ATM/POS Networks" means such ATM or POS networks as may be specified by WildCard and Client from time to time under this Agreement.

                  "Client Content" shall mean (a) all text, pictures, sound, graphics, video and other data supplied by Client to WildCard pursuant to this Agreement, whether such materials are owned by Client or licensed for use by Client, as such materials may be modified from time to time for use on the Web Site; and (b) all user-generated materials appearing on the Web Site.


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         "Client Data" shall mean any data or information of Client or any
Cardholder that is provided to or obtained by WildCard in the performance of its obligations under this Agreement, including data and information with respect to the businesses, customers, operations, facilities, products, consumer markets, assets, and finances of Client. Client Data also shall mean any data or information created, generated, collected or processed by WildCard in the performance of its obligations under this Agreement, including data processing input and output, Cardholder information, and third party service and product agreements.

         "Client Marks" shall mean the trademarks, service marks, trade names, logos and other commercial and product designations of Client identified by Client for use on the Web Site.

         "Client Obligations" means those obligations of Client as specified in
Section 3 of this Agreement.

         "Client Owned Materials" is defined in Section 73(a) of this Agreement.

         "Basic Qualifications" is defined in Section 11.3(b) of this Agreement.

         "Breach Notice" is defined in Section 12.2 of this Agreement.

         "Breaching Party" is defined in Section 12.2 of this Agreement.

         "Cardholder" means an individual or Entity which has established a Cardholder Account through Client.

         "Cardholder Account" means an arrangement between an individual or an Entity and Client, which provides that the individual or Entity may use one or more Transaction Cards issued through Client.

         "Charges" are defined in Section 4.1 of this Agreement.

         "CISP" is defined in Section 6.9(b) of this Agreement.

         "Confidential Information" is defined in Section 6.1 of this Agreement.

         "Damages" is defined in Section 13.1(a) of this Agreement.

         "Discover" means NOVUS Services, Inc.

         "Dispute" is defined in Section 11.1 of this Agreement.

         "Disputing Party" is defined in Section 11.3(a) of this Agreement.


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         "Domain Name" shall mean the alphanumeric name that is selected by
Client for a particular computer system that is used by the Internet to identify that system, as designated in the Program Schedules.

         "Entity" means a corporation, partnership, sole proprietorship, joint venture, or other form of organization.

         "Excusable Delay" is defined in Section 10.1 of this Agreement.

         "Funding Payment" shall mean the payment instruction and amount for the initial load or Reload of a Transaction Card.

         "Governmental Requirements" means collectively all statutes, codes, ordinances, laws, regulations, rules, orders and decrees of all governmental authorities (including without limitation federal, state and local governments, governmental agencies and quasi-governmental agencies) having jurisdiction over a Party.

         "Intellectual Property Rights" shall mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

         "MasterCard" means MasterCard International Incorporated or its successors or assigns.

         "Materials" shall mean, collectively, works of authorship, specifications, design documents and analyses, programs, program listings, programming tools, documentation, reports, drawings and similar work product.

         "Non-Breaching Party" is defined in Section 12.2 of this Agreement.

         "Operating Rules" means, collectively, the regulations and procedures issued by Discover, MasterCard, Visa, the ATM/POS Networks, as amended from time to time.

         "Original Term" is defined in the Program Schedule for each Transaction Card Program.

         "Processing Year" is defined in each Program Schedule.

         "Program Schedule" is defined in Section 2.1 of this Agreement.


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         "Reload" means any addition of value to a Transaction Card, after the initial load, accomplished by WildCard credit to the associated Transaction Card account, with a corresponding increase in the Transaction Card balance.

         "Renewal Term" is defined in each Program Schedule.

         "Scheduled Start-Up Date" is defined in Section 2.3(a) of this Agreement.

         "Settlement Account" shall mean that Client account established by Client for settlement of Transaction Card transactions with the Associations.

         "Service Change" is defined in Section 2.2 of this Agreement.

         "Services" means the services to be performed by WildCard on behalf of Client and its Cardholders, as outlined on the Program Schedules which are entered into by the Parties from time to time during the term of this Agreement, as the same may be amended from time to time.

         "Start-Up" means the preparation of the WildCard System for the set-up of Client Data relating to new Transaction Card Programs offered by Client.

         "Taxes" is defined in Section 4.3 of this Agreement.

         "Transaction Card" means a valid and un-expired host based stored value card issued through Client, and bearing the symbols of one or more of Discover, MasterCard, Visa or the ATM/POS Networks.

         "Transaction Card Program" means a program, described in a Program Schedule, initiated by Client pursuant to which Client will provide Transaction Cards to its Cardholders.

         "Visa" means, individually or collectively, as appropriate, Visa U.S.A. Inc. or Visa International or either of their successors or assigns.

         "Web Site" shall mean the electronic, publicly viewable computer screen depictions of the WildCard System, the WildCard Content, the Client Content and the Client Marks.

         "Web Site Specifications" shall mean the technical, aesthetic and functional requirements for the Web Site, as set forth in the applicable Program Schedule.

         "WildCard Content" shall mean all text, pictures, sound, graphics, video and other data, exclusive of the Client Content, provided by WildCard for use on the Web Site, whether such materials are owned by WildCard or licensed for use by WildCard, as such materials may be modified from time to time.

         "WildCard Owned Materials" is defined in Section 7.3(b) of this Agreement.

         "WildCard Records" is defined in Section 2.9(a) of this Agreement.


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         "WildCard System" means the computer equipment, computer software and related equipment and documentation used at any time and from time to time by WildCard to provide the services contemplated by this Agreement.

         "Wind-Down Period" is defined in Section 12.5 of this Agreement.

         "Year-End Financial Report" is defined in Section 2.10 of this Agreement.

         1.2 OTHER TERMS. The terms defined in Section 1.I include the plural as well as the singular. Unless otherwise expressly stated, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision. The words "include" and "including" shall not be construed as terms of limitation. The word "or" shall mean "and/or" unless the context requires otherwise. The words "day," "month," and "year" mean, respectively, calendar day, calendar month and calendar year. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

         2.       PROVISION OF SERVICES

         2.1 SCOPE OF SERVICES. In support of Client's Transaction Card Programs, Client desires for WildCard to provide certain processing and related services to Client and its Cardholders, and WildCard desires to provide such services to Client and its Cardholders. This Agreement sets forth the general terms and conditions applicable to Transaction Card processing services which may be provided by WildCard to Client from time to time during the term. During the term and subject to the terms and conditions contained herein, WildCard agrees to provide Client and its Cardholders the Services, as described in program schedules which are executed and delivered by the Parties from time to time during the term of this Agreement (the "Program Schedules"). The general format of a Program Schedule is set forth in Schedule A to this Agreement. As Client proposes to offer additional Transaction Card Programs, Client and WildCard shall use good faith efforts to enter into a Program Schedule which will describe the Services that WildCard will provide to Client in support of such Transaction Card Program. Detailed procedures and practices to be followed while performing the Services shall be as set forth in a Program Schedule. The Program Schedule shall further specify the term during which the Services shall be provided by WildCard, the commencement date for the performance of the Services, the fees payable for such Services, specifications applicable to the Transaction Card Program, and other applicable terms. WildCard shall not be responsible for rendering of Services under new Transaction Card Programs until a Program Schedule for such Transaction Card Program has been executed by the authorized representatives of the Parties.

         2.2 CHANGE IN SCOPE OF SERVICES. Client or WildCard may deem it necessary or appropriate from time to time to add other services or increase, reduce, or change the Services under one or more Transaction Card Programs (a "Service Change"). Either Party may make a proposal for a Service Change, whereupon the Parties shall mutually evaluate feasibility, manner and timing for implementation, impact on pricing, impact on performance requirements and all other relevant matters. A Service Change shall not be implemented unless and until the Service Change is approved by both Parties. If the Service Change is


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approved by the Parties, the Service Change shall be implemented by WildCard as expeditiously as possible. An approved Service Change shall be set forth in a written amendment to the applicable Program Schedule, which amendment shall be signed by authorized representatives of the Parties.


         2.3      START-UP.

                  (a) WildCard shall provide, subject to any applicable approvals of the Associations and the Client (as required), for completion of the Start-Up on the date specified in the applicable Program Schedule, or at such other date as may a date to be mutually agreed upon by WildCard and Client (the "Scheduled Start-Up Date"). To the extent that WildCard and Client mutually agree, the Scheduled Start-Up Date may be modified from time to time prior to Start-Up.

                  (b) Client will (i) use all reasonable resources, including the assignment of adequate personnel to assure timely performance of those functions required of Client under the Start-Up, and (ii) cooperate with WildCard so as to enable Start-Up to be completed on or before the Scheduled Start-Up Date.

                  (c) WildCard will use all reasonable resources, including the assignment of adequate personnel to assure timely performance of those functions required of WildCard under the Start-Up so as to enable Start-Up to be completed on or by the Scheduled Start-Up Date.

                  (d) With respect to each Program Schedule, following the successful completion of the Start-Up, Client agrees to pay the Start-Up Fee as provided for in the Program Schedule. In addition, each Party shall be responsible for and pay all costs and expenses incurred by it in connection with the Start-Up.

         2.4 DOMAIN NAME. WildCard shall cooperate with Client in securing the Domain Name; provided that Client first engages in an appropriate trademark search in order to establish that the Domain Name proposed by Client shall not infringe upon the trademark, service mark, name or logo of any third party. Client shall reimburse WildCard for all fees and charges actually incurred by WildCard in providing such service and registering the Domain Name with the appropriate registration authority. Client shall own all right, title and interest in and to the Domain Name and all Intellectual Property Rights related thereto.

         2.5 SERVICE STANDARDS.

                  (a) WildCard represents and warrants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner in accordance with the service standards set forth in Schedule D.

                  (b) If WildCard fails to provide Services in accordance with the service standards and this Agreement, WildCard shall (i) promptly investigate and report on the causes of the problem; (ii) provide a root cause analysis of such failure as soon as practicable, after such


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failure or Client's request (iii) initiate remedial action to correct the problem and to begin meeting the service standards as soon as practicable; and
(iv) advise Client, as and to the extent requested by Client, of the status of remedial efforts being undertaken with respect to such problem and, within five
(5) business days, provide Client reasonable evidence that the causes of such problem have been or will be corrected on a permanent basis.

                  (c) WildCard shall implement measurement and monitoring tools and metrics as well as standard reporting procedures to measure and report WildCard's performance of the Services against the applicable service standards, and provide monthly reports with respect to attaining the service standards. WildCard also shall provide Client with information and access to the measurement and monitoring tools and procedures utilized by WildCard for purposes of audit verification.

                  (d) Service Credits.

                           (1) If WildCard fails, during any two (2) consecutive
months, to comply with one or more of the Service Level(s), as set forth in Schedule D, in addition to any remedies Client may have, Client will be entitled to credit ("Service Credit") for each of the areas that failed during the two consecutive months, as follows:

     WildCard Authorization         5% of the monthly fees due to WildCard for
       System                       the WildCard Authorization System

     Internet Services              5% of the monthly fees due to WildCard for
                                    the Internet Services

     Talon Software                 5% of 1/12 of the initial license fees paid
                                    by Client to WildCard for the Talon Software

     VRU Services                   5% of the monthly fees due to WildCard for
                                    these Services

     Call Center                    5% of the monthly fees due to WildCard for
                                    these Services

     Reporting Services             5% of the monthly fees due to WildCard for
                                    the reporting services.

                   (2) For each additional consecutive month in which WildCard fails to comply with one or more of the Service Levels(s), as set forth in Schedule D, or in the event WildCard shall fail to meet a Service Level for three (3) months during any rolling twelve (I2) month period, in addition to any remedies Client may have, Client will be entitled to a Service Credit for each of the areas that fail during the failed months as follows:


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     WildCard Authorization         10% of the monthly fees due to WildCard for
       System                       the WildCard Authorization System

     Internet Services              10% of the monthly fees due to WildCard for
                                    the Internet Services

     Talon Software                 10% of 1/12 of the initial License fees paid
                                    by Client to WildCard for the Talon Software

     VRU Services                   10% of the monthly fees due to WildCard for
                                    the VRU Services

     Call Center                    10% of the monthly fees due to WildCard for
                                    these Services

     Reporting Services             10% of the monthly fees due to WildCard for
                                    the reporting services

                  (e) WildCard is in the process of developing a methodology for performance of the Services utilizing a Six Sigma approach, Accordingly, six (6) months immediately following the Effective Date, Client and WildCard shall review the service levels and the performance data collected and reported by WildCard and shall; (i) add new service levels to permit further measurement or monitoring of the accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, or productivity of the Services in accordance with WildCard's Six Sigma program; (ii) modify the service levels to reflect changes in the architecture, standards, strategies, needs or objectives; and (iii) modify the service levels to reflect agreed upon changes in the manner in which the Services are performed by WildCard. As part of this review process, the Parties shall, in good faith, jointly determine and agree upon additions to, deletions from or modifications of the service levels.

         2.6 REPORTS. WildCard shall provide to Client the reports described in a Program Schedule at the frequencies provided therein. In addition, from time to time, Client may identify additional reports to be generated by WildCard and delivered to Client on an ad hoc or periodic basis. To the extent WildCard must dedicate significant labor or resources to the preparation of additional reports that can only be manually generated or to the implementation of system changes to permit such reports to be electronically generated, Client shall reimburse WildCard at WildCard's standard time and material rates for costs incurred by WildCard in connection therewith.

         2.7 FRAUD MANAGEMENT/FRAUD DETECTION SERVICES. For each Program Schedule entered into by Client, Client shall have the option of electing to receive the Fraud Management/Fraud Detection Services, which services shall consist of those services described in each Program Schedule and Attachment A thereto. The Charges for the Fraud Management/Fraud Detection Services are set forth in Schedule B.


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3. CLIENT OBLIGATIONS

         3.1 COOPERATION. Client will cooperate with WiIdCard in the performance of Client's activities contemplated by this Agreement by, among other things, making available, as reasonably requested by WildCard, such volume and other forecasts, updated information, management decisions and approvals so that WildCard may fulfill its obligations under this Agreement in a timely and efficient manner.

         3.3 CLIENT CONTENT. Client will deliver to WildCard, in the format(s) specified by WildCard, all Client Content that Client intends for WildCard to incorporate into the Web Site. Client shall bear all costs associated with the telecommunications and computer hardware, software and services necessary to generate the Client Content and deliver it to WildCard.

         3.4 SHADOW SITE; ACCEPTANCE. WildCard shall make available the final version of the Web Site on a password protected server for Client's review and acceptance. Client shall have fifteen (15) days to review and evaluate the Web Site (the "Acceptance Period") to ensure that it meets the Web Site Specifications. In the event that Client rejects the Web Site during the Acceptance Period, Client shall promptly notify WildCard in writing of such rejection, setting forth in detail the basis for such rejection, and WildCard shall use commercially reasonable efforts to correct any deficiencies or nonconformities and resubmit the rejected items within thirty (30) days of receipt of notice of rejection for retesting by Client.

         3.5 CONTENT CONTROL. Client will be solely responsible for creating, managing, reviewing and otherwise controlling the Client Content on the Web Site. Client acknowledges that, by only providing Client with the ability to publish and distribute the Client Content, WildCard is acting as a passive conduit for the distribution and publishing of the Client Content. WildCard has no obligation to Client, and undertakes no responsibility, to review the Client Content to determine whether any the Client Content may incur liability to third parties. Notwithstanding anything to the contrary herein, if WildCard reasonably believes that any Client Content may create liability for WildCard, Client agrees that WildCard may, upon prior notice to Client, take any actions reasonably necessary with respect to the Web Site that WildCard believes are prudent or necessary to minimize or eliminate WildCard's potential liability.

         3.6 CLIENT LICENSE. Client hereby grants to WildCard a non-exclusive, royalty free, worldwide license to use the CIent Content solely in connection with performing the Services described herein and otherwise carrying out its obligations hereunder, including without limitation, the right to distribute, reproduce, create derivative works of, publicly perform, publicly display and digitally perform the Client Content in and on the Web Site.

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         3.7 CLIENT MARKS. Subject to the terms and conditions of this
Agreement, Client hereby grants to WildCard a limited, non-exclusive, non-sublicenseable, royalty-free, worldwide license to use the Client Marks on the Web Site and in other materials which are prepared by WildCard in support of Client's Transaction Card Programs. Client may terminate WildCard's right to use the Client Marks, in whole or in part, if the usage of such Client Marks does not comply with Client's then-current standards for use of such Client Marks; provided, Client has provided WildCard with written notice of such non-compliance and WildCard has failed to correct such non-compliance within thirty (30) days following receipt of such notice. Except as set forth above, neither Party may use the other Party's trademarks, service marks, trade names, logos, or other commercial or product designations for any purpose whatsoever without the prior written consent of the Party owning such marks.

         3.8 ESTABLISHMENT OF ACCOUNT FOR SETTLEMENT. WildCard will establish and maintain the Proceeds Account at the Issuing Bank as a custodial account for the benefit of the Cardholders of all Transaction Card Programs. WildCard will also establish and maintain the Settlement Account at the Issuing Bank for settlement of Transaction Card transactions with the Associations. Client agrees to establish and maintain, in a commercial demand deposit account at a financial institution designated by Client, sufficient funds to cover the aggregate amount of all Funding Payments for Transaction Cards issued through Client. On each banking business day, WiIdCard will initiate an ACH transaction debiting from the commercial demand deposit account specified by Client an amount equal to the aggregate Funding Payments on all Transaction Cards occurring since the previous banking business day for credit to the Proceeds Account. Each banking business day, WildCard will transfer funds from the Proceeds Account to maintain the Set tlement Account at a level sufficient to assure that settlement with the Associations may take place. At all times, Client must make sufficient funds available to the Proceeds Account to assure that the aggregate funding in the Proceeds Account plus the funds held by WildCard for settlement equal or exceed the outstanding balances on all Transaction Cards in all programs under this agreement. Client agrees to execute and deliver any documents reasonably requested by WildCard for the purpose of obtaining the privilege of making debits and credits and information inquiry to, from, and concerning Client's specified commercial demand deposit account.

         3.9 APPOINTMENT OF AGENT. Client hereby appoints WildCard as its agent and authorizes WildCard to make any payment to CIient or to collect any amount due and owing by Client from time to time pursuant to this Agreement by initiating and transmitting automatic credit and debit entries to the commercial demand deposit account specified by Client and the Proceeds Account. This authority shall remain in full force and effect until WildCard has received written notification from Client of its termination of this Agreement in such time and in such a manner to afford WildCard a reasonable opportunity to act upon such notice. In the event of termination of this Agreement, such revocation of authority shall not be effective until Client has paid all amounts due under this Agreement.

         3.10 FAILURE TO MAINTAIN SUFFICIENT FUNDS. Provided WiIdCard has given Client prior notice of a deficiency by noon Eastern time, if WildCard has not received any Funding Payment from Client by 3:00 p.m. Eastern time, on the date such Funding Payment was due, WildCard will have the right to refuse to activate new Transaction Cards or to provide Reloads on existing Transaction Cards in an amount equal to the shortfall, without incurring any liability to Client, until such time as the Proceeds Account is properly funded. In addition to the foregoing, WildCard may take such actions as deemed reasonable to protect WildCard from any loss arising from Client's inability to maintain sufficient funds to properly fund the Proceeds Account.



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         3.11 RESPONSIBILITY FOR GOOD FUNDS. Client shall be responsible for the collection of "good funds" from Cardholders in connection with all Funding Payments for Transaction Cards. By way of example, and not in limitation of the foregoing, Client shall be responsible for (1) any chargeback initiated through any card association where the Funding Payment involved the use of a credit card; (2) any return entries or adjustment entries initiated through any funds transfer systems where the Funding Payment involved an electronic funds transfer; and (3) any dishonored items where the Funding Payment involved the use of a check or draft.

         3.12 COLLECTION DISCLOSURE. In the event of transactions exceeding the limit applicable to a Cardholder's Transaction Card, caused by some act other than a failure of WildCard's System, Client shall be liable for any transaction responsible for such overdraft or negative balance. As a service offering, WildCard may be employed to use reasonable commercial efforts to recover the funds, utilizing chargeback procedures as authorized by the Associations, if appropriate and necessary. WildCard will provide the Associations with instructions that there will be no stand-in authorization for the Transaction Cards. Client acknowledges that under the provisions of the Operating Rules, certain types of transactions, including but not limited to certain sales in foreign countries, will be permitted without specific authorization from the Associations or by WildCard. Client acknowledges liability for such transactions by Cardholders, subject to the remaining provisions of this Agreement.

         3.13 OTHER CLIENT RESPONSIBILITIES. Client shall perform the additional obligations identified in Program Schedules which are entered into by the Parties pursuant to this Agreement.

4. PAYMENT FOR SERVICES

         4.1. FEES AND EXPENSES. Client shall pay WildCard the fees and expenses described in a Program Schedule (the "Charges") for the Services. Unless otherwise provided in a Program Schedule, the Charges applicable to the performance of Services under a Program Schedule shall be as set forth in Schedule B.

         4.2 PAYMENT. To facilitate the payment of Charges and any other fee, Taxes, interest payment or amount due or payable to WildCard under this Agreement, Client will provide WildCard with access to a Client account of Client's funds not requiring signature and will notify WildCard of the demand deposit account number and transit routing number for the account. WildCard may, on a monthly basis, draw upon the Client account to pay Charges, fees, Taxes, interest payments or any other amount due or payable to WildCard under the terms of this Agreement for Services performed during the preceding month. The detailed records of the amounts drawn on the account of Client will be provided by WildCard to Client on a monthly basis prior to each such monthly draft:. WildCard shall be under no obligation to effect the Start-Up until the account has been established as provided herein. If any Charges are not paid when due, a late charge of 1%% per month or the highest late charge allowed by governing law, whichever is less, shall apply to such unpaid amounts from the due date until paid in full.

         4.3 TAXES. The Charges do not include any taxes, duties or other governmental charges (collectively "Taxes"), such as but not limited to sales, use, excise, and value added taxes. Client shall pay all Taxes levied or imposed by any governmental authority in connection with the Services, but excluding taxes which are imposed on WildCard's net income.

         4.4 GOOD FAITH DISPUTE. If Client in good faith disputes all or any portion of the Charges, Client shall notify WildCard as soon as possible (and in any event no later than the due date of the payment) of the specific amount disputed and shall provide reasonable detail as to the basis for the dispute. The Parties shall then attempt to resolve the disputed portion of such Charges as soon as possible in accordance with the dispute resolution procedures in
Section 11.

         5.       COVENANTS OF PARTIES

         5.1      COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND OPERATING RULES.

                  (a) WildCard shall comply in all material respects with all Governmental Requirements and the Operating Rules which are applicable to WildCard's provision of the Services and WildCard's other responsibilities under this Agreement, including without limitation securing any licenses, permits, registrations or other authorizations from such governmental authorities as WildCard may need in order to provide the Services and carry out WildCard's other responsibilities under this Agreement. Client shall comply in all material respects with all Governmental Requirements and the Operating Rules which are applicable to Client's business and Client's other responsibilities under this Agreement, including without limitation securing any licenses, permits, registrations or other authorizations from such governmental authorities as Client may need in order to issue Transaction Cards to Cardholders and to carry out Client's other responsibilities under this Agreement.

                  (b) Client acknowledges and agrees that it is solely responsible for monitoring legal developments applicable to the operation of its business and Transaction Card operations, and interpreting applicable Governmental Requirements, determining the requirements for compliance with all applicable Governmental Requirements, and maintaining an ongoing compliance program. Client acknowledges that WildCard provides transaction card processing services to financial institutions and other Entities chartered and regulated by various state and federal agencies and non-financial institutions subject to different regulatory oversight such that WildCard cannot reasonably be expected to monitor or interpret the Governmental Requirements applicable to its diverse customer base, or provide compliance services to customers with respect to such Governmental Requirements. Consequently, Client agrees that WildCard has no responsibility to monitor or interpret Governmental Requirements applicable to Client's business, or to monitor or review the terms and conditions of Client's Transaction Card programs or Client's selection of system options and programming, or to assure that Client's selection of any system option or programming (either alone or acting in conjunction with other system options and programming selected by Client) is consistent with Governmental Requirements applicable to Client, or the terms and conditions of Client's Transaction Card agreements with, or disclosure to, its Cardholders.


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                  (c) WildCard shall be entitled to rely upon and use, without verification, any and all information, data and instructions any time submitted to WildCard by Client having to do with the Cardholder Accounts of Client, and WildCard shall have no responsibility or liability whatsoever for (i) the accuracy or inaccuracy thereof, (ii) the wording or text authored or submitted by Client to WildCard, for materials to be prepared or for other purposes, (iii) the wording or text appearing on any forms, Transaction Cards or other materials furnished by Client to WildCard, or (iv) any non-compliance of such information, data, instruction, wording or text with applicable Governmental Requirements.

         5.2 NON-SOLICITATION. During the term of this Agreement and for twelve
(12) months thereafter WildCard and Client shall not directly or indirectly solicit for employment any person employed then or within the preceding twelve
(12) months by the other Party, without the other Party's consent in writing. The foregoing prohibition does not include general public solicitations for employment.

         6.       CONFIDENTIALITY

         6.1 CONFIDENTIAL INFORMATION. Each of WildCard and Client acknowledges that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its business and is not in the public domain. For purposes of this Agreement, "Confidential Information" shall (a) all information' of a Party marked "confidential," "restricted," "proprietary" or with a similar designation; (b) in the case of Client, in addition to the items specified in (a) above, Client Data and business information regarding business planning and operations of Client; and (c) in the case of WildCard, in addition to the items specified in (a) above, trade secrets, confidential knowledge, know-how, technical information, data or other proprietary information relating to the WildCard System (including, without limitation, all source code, object code, software programs, computer processing systems and techniques employed or used by WildCard or its Affiliates and any related items such as specifications, layouts, flow charts, manuals, instruction books and programmer, technical and user documentation, and any and all upgrades, enhancements, improvements or modifications to the foregoing); business information regarding business planning and operations of WildCard and its Affiliates; and all information regarding WildCard's provision of Services hereunder.

         6.2 OBLIGATIONS. Each Party will use at least the same degree of care, but not less than reasonable care, to prevent disclosing to other persons the Confidential Information of the other Party as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided, however, that each Party may disclose such information to its employees, agents, subcontractors and vendors who have a need to know such information and who have been advised by the disclosing Party of the obligation to preserve such information's confidentiality. The receiving Party shall be responsible for any breach by any such employee, agent, subcontractor or vendor of any such confidentiality obligations. Upon expiration or termination of this Agreement for any reason, each Party shall return promptly to the other Party all Confidential Information in such Party's possession and certify in writing to the other Party its compliance with this sentence.

         6.3 EXCLUSIONS. Notwithstanding the foregoing, this Section 6 will not apply to any particular information of a Party that the other Party can demonstrate (a) was, at the time of disclosure to it, in the public domain; (b) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (c) was in the possession of the receiving Party at the time of disclosure to it without being subject to another confidentiality agreement; (d) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (e) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations under this Section 6 for disclosing Confidential Information of the other Party (i) as required pursuant to an arbitration proceeding conducted in accordance with Section 11, provided that such disclosure is made in accordance with the approval or at the direction of the Arbitration Panel, or (ii) if in the opinion of such Party's counsel, such disclosure is required by legal process or pursuant to any applicable statute, rule or regulation, provided that, except with respect to securities laws disclosure obligations, such Party advises the other Party prior to making such disclosure in order that the other Party may object to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other appropriate action to protect the Confidential Information.

         6.4 LOSS OF CONFIDENTIAL INFORMATION. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party will promptly notify the furnishing Party.

         6.5 NO IMPLIED RIGHTS. Nothing contained in this Section 6 shall be construed as obligating a Party to disclose any particular Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party, except as otherwise provided herein.

         6.6 PUBLICITY. Neither Party will, without the other Party's prior written consent, use the name, service marks or trademarks of the other Party or any of its Affiliates; provided, however, that (a) WildCard may use Client as a reference and may indicate to others that Client is a user of the WildCard System to provide the Services under this Agreement; and (b) Client may indicate to others that WildCard is the provider of services covered by this Agreement.

         6.7 EQUITABLE REMEDIES. Each Party acknowledges that, if it breaches (or attempts or threatens to breach) its obligations under this Section 6, the other Party will be irreparably harmed. Accordingly, if a court of competent jurisdiction should find that a Party has breached (or attempted or threatened to breach) any such obligations, such Party will not oppose the entry of an appropriate order compelling performance by such Party and restraining it from ANY further breaches (or attempted or threatened breaches).

         6.8 CONFIDENTIALITY OF AGREEMENT. Both Parties agree that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement: (a) as required by any court or other governmental body; (b) as otherwise required by law including WildCard's obligations under applicable securities laws; (c) to legal counsel of the parties; (d) in confidence, to accountants, Clients, proposed investors, and financing sources and their advisors; (e) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

         6.9 SECURITY OF CARDHOLDER DATA.

                  (a) Client and WildCard each acknowledge and agree that this Agreement constitutes an agreement for WildCard to perform services for Client and the Issuing Bank as contemplated in Title V of the Gramm-Leach-Bliley Financial Modernization Act (the "Act") and Regulation P issued under the Act ("Regulation P"). Without limiting the generality of the terms of this Agreement, WildCard agrees that it shall protect the privacy of Client's consumers and customers non-public personal information, as such terms are defined in the Act and in Regulation P ("Consumer Information") to at least the same extent that the Issuing Bank must maintain that confidentiality under the Act and Regulation P. Without limiting the generality of the foregoing sentence, WildCard shall not disclose any non-public personal information to ANY third person except as required in the performance of Services under this Agreement, and WildCard shall not use any non-public personal information except to perform the Services described under this Agreement. WildCard shall establish administrative, technical and physical safeguards for Client's customer records and information in WildCard's control or possession from time to time. Such safeguards shall be designed for the purpose of. (a) insuring the security of such records and information, (b) protecting against ANY anticipated threats or hazards to the security or integrity of such records and information; and (c) protecting against unauthorized access to or use of such records and information that would result in substantial harm or inconvenience to any Cardholder. Such safeguards shall be established in accordance with Section 541 of the Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted pursuant to Section 501 of the Act. Any changes to the Services required to comply with any change to or revised interpretation of the Act or Regulation P, or to implement any requirement of any other federal or state law, rule, rule, regulation or judicial interpretation with respect to the privacy or security of Cardholder Data shall be handled as a Service Change as outlined in Section 2.2 of this Agreement, shall be subject to the provisions of
Section 12,4, and may result in a change in the Charges which are payable by Client for the Services. Client shall provide WildCard with a copy of its privacy policy established in accordance with the Act and Regulation P.

                  (b) WildCard has designed and implemented an Information Security Program that is designed to protect cardholder data in accordance with the Visa Cardholder Information Security Program ("CISP") requirements. At all times during the term of the Agreement, WildCard shall be in compliance with the CISP requirements, as the same may be revised from time to time. Any changes to the CISP requirements imposed by Visa shall be handled in accordance with Sections 2.2 and 12.4.

         7.       INTELLECTUAL PROPERTY RIGHTS

         7.1 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. WildCard shall be the sole and exclusive owner of all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to the WildCard System. Client acknowledges that the WildCard System constitutes valuable trade secrets of WildCard and constitutes Confidential Information subject to Section 6. Nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property Rights in any materials owned by the other Party or any Affiliate of the other Party.

         7.2 CLIENT DATA. Client shall own all right, title and interest in and to the Client Data. Following expiration or termination of this Agreement, WildCard shall promptly provide to Client a copy of all Client Data. WildCard acknowledges that the Client Data constitutes Confidential Information subject to Section 6. WildCard may, upon prior written notice to Client, retain a copy of the Client Data if required to satisfy the Governmental Requirements.

         8.       INSURANCE

         Each Party shall obtain and maintain, at its own cost, the insurance coverages which are described on Schedule C as being its respective responsibility, These insurance coverages do not create or imply any limitation of liability. The Party which is responsible for obtaining and maintaining certain insurance coverages shall provide the other Party with certificates of such insurance coverages promptly following the date that this Agreement has been executed by both Parties. Each insurance certificate shall provide that the insurance policy shall not be subject to termination without at least thirty
(30) days prior written notice to the certificate holder. A Party responsible for obtaining and maintaining property insurance coverage shall use all reasonable efforts to ensure that the policy contains a provision or endorsement which waives the insurance company's right of subrogation against the other Party and its employees, agents, directors and officers in the event of any loss or damage from events within the coverage of the insurance policy.

         9.       LIMITATION OF LIABILITY

         9.1 DIRECT DAMAGES. If a Party shall during the term of this Agreement be liable to the other Party, any Affiliate, any Cardholder, or any other individual or Entity as a result of any disputes, controversies or claims of any kind or nature arising under or in connection with this Agreement or the transactions contemplated hereby (whether any such breaches, disputes, controversies or claims are based upon contract, tort (including negligence) or any other legal theory), all damages from all such breaches, disputes, controversies or claims are limited to actual, direct and out-of-pocket damages which are reasonably incurred by the injured Party.

         9.2 CONSEQUENTIAL DAMAGES EXCLUSION. It is agreed that in no event, shall a Party be liable to the other Party for consequential, indirect, special, punitive or incidental damages, or for any lost profits, lost revenues, or damage to good will.

                  (a) With respect to all claims, actions and causes of action arising out of, under or in connection with a Program Schedule (including claims, actions and causes of action arising out of, under or in connection with this Agreement that arise out of such Program Schedule), regardless of the form of action, whether in contract or tort (including negligence, strict liability or otherwise) and whether or not such damages are foreseen, during each Processing Year, a Party's liability to the other Party and its Affiliates will not exceed, in the aggregate, an amount equal to the greater of (1) $250,000 or
(2) fifty percent (50%) of the Charges paid by Client to WildCard (exclusive of reimbursable expenses) under the affected Program Schedule(s) in the immediately preceding Processing Year. .

                  (b) Notwithstanding the foregoing provisions of Section 9.1,
9.2 or 9.3(a), the liability limitations set forth therein shall not apply with respect to (i) the indemnification obligations of a Party under this Agreement,
(ii) damages caused solely and directly by a Party's gross negligence, intentional misconduct or fraud, (iii) damages arising under a breach of Section 6; (iv) damages arising with respect to obligations in connection with the Intellectual Property Rights of the other Party; and (v) either Party's liability, if any, for contribution or indemnity with respect to claims for bodily injury to, or the death of, any person. Notwithstanding the foregoing provisions of Section 9.3(a), the liability limitations set forth therein shall not apply with respect to (A) fees and charges which are accrued under this Agreement; (B) a Party's obligations for the payment of minimum fees or liquidated damages under this Agreement, (C) either Party's liability, if any, for contribution or indemnity with respect to claims for damage to, or the destruction of, any real property or tangible personal property; or (D) either Party's indemnity obligations under this Agreement.

                  (c) Subject to the exceptions set forth in Section 9.3(b), the limitations set forth in this Sections 9.1, 9.2 and 9.3(a) shall apply whether or not the alleged breach or default is a breach of a fundamental condition or term, or a fundamental breach, or if any limited warranty or limited remedy fails of its essential purpose.

         9.4 WARRANTY EXCLUSION. EXCEPT FOR WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, WILDCARD MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO CLIENT, ANY CARDHOLDER, OR TO ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF ANY SOFTWARE, SERVICES, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT. If this Agreement includes or refers to any economic models, pro formas, or projections of any kind, it is understood that WildCard makes no express or implied warranty with respect to such economic models, pro formas, or projections, including without limitation any warranty of feasibility, profitability or results.


         10.      EXCUSABLE DELAY

         10.1 EXCUSABLE DELAY DEFINED. The term "Excusable Delay" shall mean a delay in performance or failure to perform which is due to an event beyond the reasonable control of a Party and shall include, without limitation,

(a) acts of God, weather conditions, explosion, flood, earthquake, or fire; (b) war or threat of war, sabotaging, riot, revolution, civil disturbance or requisition; (c) acts, restrictions, regulations, prohibitions or measures of any kind on the part of any governmental authority; (d) import and export regulations or embargoes; or (e) strikes, lockouts, or other industrial actions or trade disputes.

         10.2 DELAY OR NON-PERFORMANCE DUE TO EXCUSABLE DELAY. Neither Party shall be liable to the other Party or be deemed to be in breach of this Agreement (other than Client's obligation to pay Charges owed WildCard pursuant to this Agreement) by reason of any Excusable Delay. A Party experiencing an Excusable Delay in its performance shall immediately notify the other Party by telephone (to be confirmed in writing within three days after the inception of the Excusable Delay) and shall describe in reasonable detail the circumstances causing such Excusable Delay. The Party experiencing Excusable Delay shall be excused from performance of such obligations so affected by the Excusable Delay event for the period during which the Excusable Delay event continues and for such time thereafter as is reasonably necessary to overcome the effects of such Excusable Delay, Both Parties shall use all reasonable efforts to overcome or work around the Excusable Delay event as soon as reasonably practicable.


         11.      DISPUTE RESOLUTION

         11.1 GENERAL. Any dispute between the Parties arising under or in connection with this Agreement or any breach of this Agreement (a "Dispute") shall be resolved solely in accordance with the procedures in this Section 11.

         11.2 EFFORTS TO RESOLVE BY MUTUAL AGREEMENT. Any Dispute arising from or in connection with this Agreement or the relationship of the Parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, shall be resolved as follows:

                  (a) Upon written request of either WildCard, on the one hand, or Client, on the other hand, the Parties will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

                  (b) The designated representatives shall meet as often as the Parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

                  (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

                           (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                           (ii) the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Section 11.2 will not be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 6.7.

         11.3 ARBITRATION.

                  (a) If the Parties are unable to resolve any Dispute as contemplated by Section 11.2, such Dispute shall be submitted to mandatory and binding arbitration at the election of either WildCard, on the one hand, and Client, on the other hand (the "Disputing Party"). Except as otherwise provided in this Section 11.3, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

                  (b) To initiate the arbitration, the Disputing Party shall notify the other Party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and (iv) name an arbitrator who
(A) has been licensed to practice law in the U.S. for at least ten years, (B) is not then an employee of Client or WildCard or an employee of an Affiliate of either Client or WildCard, and (C) is experienced in representing clients in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party; (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C) specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within fifteen
(15) days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the Parties or their counsel, except as otherwise disclosed in writing to and approved by the Parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

                  (c) The arbitration hearing shall be held in Fort Lauderdale, Florida or at such other location as the Parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. In the event summary judgment or partial summary judgment is granted, the non-prevailing Party may not raise as a basis for a motion to vacate an award that the Arbitration Panel failed or refused to consider evidence bearing on the dismissed claim(s) or issue(s). The Federal Rules of Evidence shall apply to the arbitration hearing. The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or (a) presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Section 11.3.

                  (d) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 11.3, the arbitrator shall be replaced by the Party who selected such arbitrator, or if such arbitrator was selected by the two Party-appointed arbitrators, by such two Party-appointed arbitrators selecting a new third arbitrator in accordance with Section 11.3(b). Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this Section 11.3(d) after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Section 11.3 and the Commercial Arbitration Rules of the AAA.

                  (e) At the time of granting or denying a motion for summary judgment as provided for in (c) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the Parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

                  (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either Party if, upon a showing of good cause, such Party is unreasonably delaying the proceeding.

                  (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the Parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

                  (h) Each Party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each Party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing Party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

         11.4 EQUITABLE RELIEF. Nothing in Sections 11.2 or 11.3 shall be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant to Section 11.2 or Section 11.3.

         12.      TERM; TERMINATION

         12.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue until this Agreement is terminated as provided below. If, after the first anniversary of the Effective Date, no Program Schedules are then in effect under this Agreement, a Party may terminate this Agreement, without cause, upon sixty (60) days prior written notice to the other Party.

         12.2 TERMINATION FOR CAUSE. In the event of a material breach of this Agreement by a Party (the `Breaching Party"), the other Party (the "Non-Breaching Party") may give written notice of such material breach specifying in reasonable detail the nature of the breach and, if the breach may be cured, the curative action which needs to be taken by the Breaching Party (the `Breach Notice"). If the Breaching Party fails to cure the material breach within thirty (30) days after receipt of the Breach Notice, then the Non-Breaching Party shall have the right to terminate this Agreement or the applicable Program Schedule under which such breach has occurred immediately upon notice; provided, however, that if the Breaching Party has commenced a cure of the breach within such 30 day period after receipt and thereafter diligently and in good faith pursues the completion of such cure, the Non-Breaching Party shall not have the right to terminate this Agreement unless the breach is not fully cured as of sixty (60) days after receipt of the Breach Notice. In addition to the foregoing termination rights, WildCard shall have the right, at its election, to terminate this Agreement and all Program Schedules immediately by written notice, or alternatively to suspend further performance of Services without terminating this Agreement, if (a) Client fails to pay any Charges within ten (10) days, or (b) if required by the Associations, or (c) if Client fails to fulfill its obligations to fund the Proceeds Account as required herein. In particular, Client acknowledges that the Issuing Bank may require the termination of this Agreement and any or all Program Schedules hereunder in the following circumstances:

         (i) Failure of Client to observe or perform, in any material respect, Client's obligations under this Agreement that continues for a period of (i) thirty (30) days after the Issuing Bank provides WildCard written specifying the failure in the case of a failure not involving the payment of money, or (ii) ten
(10) days after the Issuing Bank provides WildCard written notice specifying the failure in the case of a failure to pay any amount then due under this Agreement;

         (ii) In the event any financial statement, representation, warranty, statement or certificate furnished to it by Client in connection with or arising out of this Agreement is materially and intentionally untrue as of the date made or delivered.

         (iii) Client (A) voluntarily commencing any proceeding or filing any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law,
(B) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets, (C) making a general assignment for the benefit of creditors, or (D) taking corporate action for the purpose of effecting any of the foregoing; or

         (iv) The commencement of an involuntary proceeding or the filing of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (A) relief in respect of Client, or of a substantial part of its property or assets under Title 1 I of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar office for the Client or for a substantial part of its property or assets, or (C) the winding up or liquidation, of the Client, if such proceeding or petition shall continue un-dismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days.

         (v) Upon any change to or enactment of any law or regulation which would have a material adverse effect upon the Transaction Card Program.

         12.3 INSOLVENCY. Except as otherwise provided by law, either Party may terminate this Agreement by written notice to the other Party if one of the Parties (a) commences a voluntary proceeding under any Federal or state bankruptcy, insolvency or reorganization law, or (b) has such a proceeding filed against it and fails to have such proceeding stayed or vacated within thirty
(30) days, or (c) upon the end of any such stay, fails to have such involuntary proceeding vacated within ten (10) business days thereafter, or (d) admits the material allegations of any petition in bankruptcy filed against it, or (e) is adjudged bankrupt, or (f) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of such Party's assets and is not discharged within ten (10) business days after the appointment of the receiver. Any termination of this Agreement pursuant to this Section 12.3 shall be considered to be by reason of anticipatory breach of contract, and such termination shall be without prejudice to any rights the terminating Party may have by reason of such anticipatory breach.

         12.4 TERMINATION FOR CERTAIN LEGAL CHANGES. If either Party reasonably concludes that this Agreement cannot be performed without violating applicable Governmental Requirements, or if the application of such Governmental Requirements impose material, additional and reasonably unavoidable costs to be incurred by WildCard, the Parties will negotiate in good faith to modify this Agreement to the extent necessary to ensure that the Parties will be in full compliance with all applicable Governmental Requirements. If such modifications require material change in Services or WildCard's cost of Services, the Parties will negotiate in good faith to make any required change in the Charges specified in this Agreement. If the Parties cannot agree to any required changes, either Party may, by giving written notice to the other Party, terminate this Agreement as of a date specified in such notice. In addition, if any governmental authority or third party initiates any action asserting that actions by Parties under this Agr eement violates any Governmental Requirements, either Party may, by giving written notice, terminate this Agreement as of a date specified in such notice.

         12.5 TRANSITION/WIND-DOWN PERIOD. Upon termination, subject to approvals from the Associations, WildCard will continue to operate and maintain the Transaction Card Program(s), including providing Services, for up to six (6) months following the date of termination (the "Wind-Down Period") to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for the Services to Client or its designee. During the Wind-Down Period both WildCard and Client will continue to be bound by and perform their respective obligations and responsibilities under this Agreement with respect to Transaction Cards, including authorization, processing, and settlement of Transaction Card transactions and corrections thereto, recordkeeping, statement issuance, and customer support. For the Charges specified in the Program Schedule, WildCard shall cooperate in good faith and take any and all actions necessary to assist Client in the smooth transition of the Services to Client or its designee, including by (i) making any and all regulatory filings, and otherwise complying with all applicable Governmental Requirements or Operating Rules, necessary to effect the transition of the Services to Client or its designee, and (ii ) executing and delivering any and all documents, files, information, data or other materials necessary to effect the transition of the Services to Client or its designee. In no event will WildCard be required to disclose to any service provider as part of wind-down efforts any Confidential Information of WildCard. The terms of this Agreement will govern the provision of Services and the conduct of the Parties during the Wind-Down Period.

13. INDEMNIFICATION

         13.1 WILDCARD INDEMNITY.

         (a) WildCard shall indemnify, defend, and hold harmless Client and its representatives, successors and permitted assigns from and against any and all claims made or threatened by any third party and all related losses, expenses, damages, costs and liabilities, including reasonable attorneys' fees and expenses incurred in investigation or defense, regardless of the theory of liability or the nature of the legal proceeding ("Damages"), to the extent such Damages arise out of or relate to the following: (i) any negligent act or omission by WildCard, its representatives or any subcontractor engaged by WildCard in the performance of WildCard's obligations under this Agreement; or
(ii) any material breach in a representation, covenant or obligation of WildCard contained in this Agreement.

         (b) WildCard shall indemnify, defend and hold Client harmless from and against any and all claims made or threatened by any third party and all related Damages incurred by Client on account of such third party's claim of infringement or misappropriation resulting from Client's use of the WildCard System or WildCard Content (excluding Client Content or Client Marks) of any valid U.S. patent, copyright, trademark, trade secret or other Intellectual Property Right. The foregoing obligation does not apply with respect to the WildCard System, WildCard Content, or portions or components thereof or services
(i) not supplied by WildCard (e.g. third party software, services, telecommunications or technology); or (ii) that are combined with other products, processes or materials not supplied by WildCard where the alleged infringement relates to such combination. WildCard shall also not have any obligation with respect to further damages arising from Client's continued use of infringing intellectual property after Wild Card has provided and implemented modifications to the WildCard System or WildCard Content, as applicable, that do not continue to infringe upon or misappropriate the third party's claimed rights, and WildCard has notified Client in writing that the purpose of the modification is to avoid fiirther infringement or misappropriation. In the event such a claim by a third party, in WildCard's judgment, causes Client's quiet enjoyment and use of the WildCard System or WildCard Content to be seriously endangered or disrupted, or if either party reasonably believes that such is likely, WildCard will, at its option, do one of the following: (i) replace the WildCard System or WildCard Content, without additional charge, with a compatible, functionally equivalent and non-infringing system; (ii) modify the WildCard System or WildCard Content to avoid the infringement; (iii) obtain a license to continue use of the WildCard System or WildCard Content for the term of this Agreement and pay any additional fees required for such a license; or
(iv) if none of the foregoing alternatives are practical, in WildCard's business judgment, indemnify Client as set forth above and terminate the affected Program Schedules for convenience. The foregoing sets forth WildCard's exclusive liability and Client's exclusive remedies with respect to claims for infringement.

         13.2 CLIENT INDEMNITY. Client shall indemnify, defend, and hold harmless WildCard and its representatives, successors and permitted assigns from and against any and all claims made or threatened by any third party and all related Damages, to the extent such Damages arise out of or relate to the following: (a) any negligent act or omission by Client, or its representatives in the performance of CIient's obligations under this Agreement; (b) any material breach in a representation, covenant or obligation of CIient contained in this Agreement; or (c) any claims that the Client Content or Client Marks or the use, reproduction or modification of the Client Content or Client Marks as permitted by this Agreement, has violated, misappropriated or infringed the Intellectual Property Rights of any third party.

         13.3 MUTUAL INDEMNITY. WildCard and Client each agree to indemnify, defend and hold harmless the other, and their respective Affiliates, officers, directors, employees, agents, successors, and assigns, from any and all Damages and threatened Damages to the extent they arise from or in connection with any of the following third party claims (excluding, in the case of Client, claims by Affiliates, and, in the case of WildCard, claims by subcontractors, third party contractors and suppliers used by WildCard in providing the Services): (a) the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the negligence or other tortious conduct of the indemnitor; (b) the damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of the indemnitor, and (c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission o f the indemnitor in its capacity as an employer or potential employer of a person.

         13.4 INDEMNIFICATION PROCEDURE. In the event a claim by a third party for which indemnification may be available under this Agreement is made or filed against a Party or any Entity, the Party against which the claim, suit or proceeding is made (the "Indemnified Party"), shall promptly notify the other Party (the "Indemnifying Party") in writing of the claim, suit or proceeding. The Indemnifying Party, within thirty (30) days, or such shorter period as is required to avoid any prejudice in the claim, suit or proceeding, after the notice, may elect to defend, compromise, or settle the third party claim, suit or proceeding at its expense. In any third party claim, suit or proceeding which the Indemnifying Party has elected to defend, compromise or settle, the Indemnifying Party shall not after the election be responsible for the expenses, including counsel fees, of the Indemnified Party but the Indemnified Party may participate therein and retain counsel at its own expense. In any third party claim, suit or proceeding the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnifying Party and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party to the extent that the judgment or settlement involves more than the payment of money without the written consent of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

         13.5 LIMITATION ON CLAIMS. Any claim for indemnification under this Agreement must be made prior to the earlier of. (a) two years after the Party claiming indemnification becomes aware of the event for which indemnification is claimed, or (b) two years after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

         14.      GENERAL

         14.1 INDEPENDENT CONTRACTOR RELATIONSHIP. WildCard is serving as an independent contractor to Client under this Agreement. Nothing in this Agreement shall be deemed or construed to create the relationship of partnership or joint venture between the Parties, it being understood that neither the method of computing compensation nor any other provision contained in this Agreement shall be deemed to create any relationship between the Parties other than the relationship of independent parties contracting for services. Neither Party has, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other Party.

         14.2 NOTICES. Any notices to be given hereunder to any other Party, including any notice of a change of address, shall be in writing and shall be deemed validly given if (a) delivered personally, (b) sent by overnight or second day express delivery service. (c) sent by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by confirmed facsimile, as follows:

         If to Client:

                   MORGAN BEAUMONT INC.
                   2280 Trailmate Dr.
                   Sarasota, Florida 34243
                   Attn: Ken Craig, CFO
                   Fax: 941-753-2817

         If to WildCard:

                   WildCard Systems, Inc.
                   1601 Sawgrass Corporate Parkway
                   Suite 300
                   Sunrise, FL 33323
                   Attn: Bill Kline
                   Fax: 954 851-9537

All such notices shall be deemed given on the date of actual receipt by the addressee if delivered personally, on the date of deposit with the express delivery service or the postal authorities if sent in either such manner, on the date of the facsimile confirmation if sent in such manner, and on the date of actual receipt by the addressee if delivered in any other manner.

         14.3 SCHEDULES AND ATTACHMENTS. Immediately following the signature page is a list of Schedules which have been attached to this Agreement before execution and are hereby incorporated by reference. Following execution of this Agreement, certain additional Schedules and attachments may be expressly agreed upon by the Parties pursuant to the provisions of this Agreement whereupon such exhibits or attachments shall become part of this Agreement and incorporated by reference. References in this Agreement to a "Schedule" means an exhibit to this Agreement and all attachments thereto unless otherwise provided.

         14.4 RESOLUTION OF CONFLICT BETWEEN DOCUMENTS. In the event of any conflict between the terms of this Agreement and any Schedule, this Agreement shall control the Parties' rights and obligations except where this Agreement has been expressly amended in such Schedule. In the event of any conflict between the terms of any Schedule and an attachment to such Schedule, the Schedule shall control the Parties' rights and obligations except where the Schedule has been expressly amended in such attachment.

         14.5 ASSIGNMENT. Each Party shall have the right to assign this Agreement to an Affiliate of such Party as well as to any successor to a substantial part of the business or assets of such Party; provided that any such assignment shall not relieve the assigning Party of its obligations under this Agreement. WildCard shall have the right to utilize the services of subcontractors in performing the Services, provided that WildCard shall retain responsibility under this Agreement for all subcontracted Services. The term "Affiliate" means an entity controlling, controlled by, or under common control with the specified Party, with control meaning (a) owning directly or indirectly more than 50% of the outstanding voting equity interests of an entity or (b) having the right directly or indirectly to appoint a majority of members of the board or other body which directs the management and policies of an entity.

         14.6 AMENDMENT OR WAIVER. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by both Parties. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party who is asserted to have made the waiver; any waiver of a breach or observance of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         14.7 HEADINGS; CAPTIONS. The headings and captions of this Agreement are included for convenience only and shall not be considered in construction of the provisions hereof.

         14.8 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of laws principles. Subject to the dispute resolution procedures in this Agreement, all legal proceedings relating to the subject matter of this Agreement shall be maintained in the federal courts sitting in the State of Florida (or in the state courts sitting in the State of Florida if federal court jurisdiction is not available) and each Party consents that jurisdiction and venue for any such legal proceedings shall lie exclusively with such courts.

         14.9 SURVIVAL. The provisions of Sections 3.9, 3.10, 3.11, 4.2, 4.3, 4.4, 5, 6, 7, 9, 11, 12.5, 13, 14.1, 14.2, 14.8 and 14.12 shall survive any expiration or termination of this Agreement.

         14.10 SEVERABILITY. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall be construed as if such invalid or unenforceable provision had never been a part of this Agreement but in a manner so as to carry out as nearly as possible the Parties' original intent.

         14.11 BINDING EFFECT. This Agreement shall be binding upon and shall benefit the Parties and their respective successors and permitted assigns.

         14.12 NO THIRD PARTY BENEFICIARIES. There are no third Party beneficiaries of this Agreement.

         14.13 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         14.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes any letters of intent, memorandums of understanding, confidentiality agreements, and other agreements and communications, oral or written, between the Parties regarding such subject matter.

         IN WITNESS WHEREOF, the Parties hereto have caused this Services Agreement to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.


WILDCARD SYSTEMS, INC.                      MORGAN BAUMONT, INC.

By:   /S/ W. H. KLINE                       By:   /S/ CLIFF WILDES
    --------------------------------            --------------------------------
Name: William H. Kline                      Name: Cliff Wildes
      ------------------------------              ------------------------------
Title:    SVP                               Title:    CEO
      ------------------------------              ------------------------------
Date:    08/12/04                           Date:    08/12/04
      ------------------------------              ------------------------------

                               INDEX TO SCHEDULES
                                       TO
                               SERVICES AGREEMENT




         Schedule A                       Form of Program Schedule
         Schedule B                       Schedule of Standard Charges
         Schedule C                       Insurance Coverages
         Schedule D                       Service Standards
         Schedule E                       Service Vendor Agreement

                                   SCHEDULE A
                                       TO
                               SERVICES AGREEMENT

                                     FORM OF
                                PROGRAM SCHEDULE
                                ----------------


This Program Schedule (the "Program Schedule") is entered into this 31st day of June 2004, by and between WILDCARD SYSTEMS, INC., a Florida corporation ("WildCard") and Morgan Beaumont, Inc. a Nevada Corporation ("Client"), in accordance with the terms of the Services Agreement among the Parties dated June 31st, 2004 (the "Agreement").

1.0      OVERVIEW SUMMARY

         Morgan Beaumont (MB) will construct a consumer re-loadable card program for retail distribution and reloads. The card will either be PIN only, or will also allow for a signature to be collected at retail POS locations.

2.0      WILDCARD SERVICES DESCRIPTION

         MB will issue a Gift Card through its retail outlets, which will allow a consumer to acquire a card which will be accepted either at POS Signature, POS Debit or ATM locations. This card product will be branded either VISA or MasterCard, Cirrus or Plus and Interlink or Maestro. The consumer will purchase the Cards at participating MB retail locations.

         The distribution methods will vary by type or product. In the case with a PIN only product, MB will allow for the card to be distributed at the retail POS with the retail location providing compliance with state and federal regulatory statutes. In the case with the POS signature product, MB will allow for a application to be taken at retail POS and data to be verified on a follow-up level. Should the purchaser prove to be a candidate in good standing for a card, a card will be sent to them and they will be able to perform value load functions on the card through the MB terminal or API specification. The Cardholder will be able to access their account balance via a "My Account" web site, or IVR solution provided by WCS, or MB.

3.0      KEY ASSUMPTIONS

         MB is a Federally licensed Money Service Provider (MSP) and has provided WCS with a copy of that license. Furthermore MB will apply for or shall have all state licenses required to load cash onto Stored Value cards.

         MB will need to construct policies for retail compliance with identify verification of customers.

         MB will be responsible for sending a nightly deposit of "good funds" from all of their retail channel that provides their value load services.

4.0      CLIENT OBLIGATIONS

         Client will establish a separate funding and settlement account for purposes of funds movement.

         Client is responsible for developing and implementing a strategy for activation of cards at retail POS. This could include WildCards API specification, or our CardWiz(TM) application.

         Client will need to work with WildCard to set all of the Fraud/Risk Management practices for the program.


5.0      FRAUD MANAGEMENT/FRAUD DETECTION SERVICES.

         5.1 Client elects to have WildCard provide Client with Fraud Management/Fraud Detection Services, a portion of which may be provided in conjunction with HNC, Inc., and its Falcon(TM) software (hereinafter referred to as the "HNC Software"), which services shall consist of those services described in this Section 5.0 and Attachment A to this Program Schedule.

         5.2 WildCard is providing Client with Fraud Management/Fraud Detection Services solely for the purpose of assisting Client in detecting possible fraudulent transaction account activity on the Transaction Card accounts of Client and for no other purpose. Client agrees that WildCard's providing of Fraud Management/Fraud Detection Services does not confer upon Client any license in or to the computational model(s) used by WildCard in providing the Fraud Management/Fraud Detection Services.

         5.3 In performing the Fraud Management/Fraud Detection Services, Client desires for WildCard to utilize the variables and computational parameters set forth in each Program Schedule A. Client shall be solely responsible for approving the processing parameters set forth in each Schedule A, and shall verify that such parameters effectively satisfy the requirements of Client's fraud detection strategy. If Client desires to alter its fraud detection strategy, Client shall notify WildCard in writing and the parties shall agree upon an amended Schedule A setting forth the processing parameter changes desired. Implementation of changes in fraud detection strategy will take ten
(10) days to implement. Client acknowledges that changes to the fraud detection strategy may result in an adjustment of the Charges for the Fraud Management/Fraud Detection Services.

         5.4 HNC has established a Fraud Control Consortium whereby users of debit card output contribute data for use by HNC to study fraud patterns, which enables HNC to improve fraud detection methods. Client, through WildCard, shall provide data to the Fraud Control Consortium as required and requested by HNC within 30 days after the date of commencement of the Fraud Management/Fraud Detection Services and on a calendar quarterly basis thereafter. Client acknowledges that WildCard will employ the HNC Software using the Fraud Control Consortium algorithms to produce Transaction Card output access for Client only if Client contributes data to the Fraud Control Consortium.

         5.5 In no event shall WildCard be liable to any person for any damages caused by the performance of the HNC Software, any deficiency in the construction of the processing parameters or any deficiency in the content of the approved fraud strategy. In no event shall WildCard be liable to any person for fraud losses that occur due to events that are outside the parameters of the approved Schedule A strategy. Furthermore, Client shall be responsible for the accuracy of all Client data and fraud control data provided to WildCard.


6.0      TERM

         6.1 SCHEDULED START UP DATE. The Scheduled Start Up Date for Services under this Program Schedule is October 31st, 2004.

         6.2 ORIGINAL TERM. The term of this Program Schedule shall begin on the date the Start-Up activities have been successfully completed and shall extend for Three (3) Processing Years (the "Original Term"), unless extended or earlier terminated in accordance with this Agreement. The first Processing Year shall commence on September 1St, 2004 and continue through the last day of the twelfth calendar month thereafter. Each subsequent Processing Year shall mean a twelve
(12) month period commencing on the expiration of the preceding Processing Year ("Processing Year").

         6.3 RENEWAL TERM(S). This Program Schedule shall automatically extend for additional periods of one Processing Year each (a "Renewal Term") following the conclusion of the Original Term and each Renewal Term, if any, thereafter, unless terminated prior to such extension as provided in this Section. If either Party does not want this Agreement to automatically extend at the conclusion of the Original Term (or any Renewal Term, whichever is applicable), then such Party shall give the other Party written notice to that effect not less than six
(6) months before the expiration of the existing term (whether the Original Term or a Renewal Terra. The pricing applicable during the Renewal Term shall be the rates set forth in Section 7.2 of this Program Schedule increased to account for a price index change, if any, described in Section 7.6 of this Program Schedule.


7.0      CHARGES

         7.1 START-UP FEE. START UP FEES SHALL BE $15,000.00 FOR INITIAL PROGRAM'S #1 AND #2 AS IDENTIFIED IN ATTACHMENT C. THIS FEE INCLUDES THE SCOPE WORK/DEFINITION OF A PROGRAM, APPROVAL BY A SPONSOR BANK AND SET-UP OF A CONFIGURABLE PROGRAM ON THE WILDCARD PLATFORM. TOOLS LIKE CARDWIZ(TM), My ACCOUNT(TM), OR GIFT CARD IN A BOX WOULD REQUIRE ADDITIONAL FEES AS ITEMIZED IN THE PRICING SCHEDULE. ANY ASSOCIATION OR BANK FEES FOR SPONSORSHIP (LIKE ISO OR MSB OR BIN SET UP FEES) WOULD BE ADDITIONAL.

ADDITIONAL PROGRAMS WOULD BE A SET-UP FEE OF $10,000.00 EACH (THIS WOULD INCLUDE PROGRAM #3 AS DEFAMED IN ATTACHMENT C , AGAIN, PROVIDING PROGRAMS USE CONFIGURABLE CODE. ANY SOFTWARE TOOLS AS DEFINED ABOVE WOULD ALSO BE ADDITIONAL.

         7.2 FEES. Except as set forth in this Section 7.2, the fees and charges specified in Schedule B to the Service Agreement shall apply to the Services provided to Client under this Program Schedule.

         7.3
                  a. Client will pay a "monthly minimum" for programs #1 and #2 as outlined in Attachment C service fees beginning on the live date of program. The amount of monthly billing for months 4-6 will be $5,000.00 monthly (Five Thousand Dollars), for months 7-12 this services minimum will be $15,000.00 (Fifteen Thousand Dollars), for months 13 thru 24, the monthly minimum service fee will be $20,000.00 (Twenty Thousand Dollars), for months 25 thru 36 after live date of programs the amount of monthly billing will be $25,000.00 (Twenty Five Thousand Dollars). The monthly billing will be reflected by the minimum amount that WildCard will bill to client, not including *Card Materials. If client's actual fees are more than monthly minimum, no additional billing will be required.

                  b. Client will pay a "monthly minimum" for programs #3 as outlined in Attachment C service fees beginning on the live date of program. The amount of monthly billing for months 4-6 will be $5,000.00 monthly (Five Thousand Dollars), for months 7-12 this services minimum will be $15,000.00 (Fifteen Thousand Dollars), for months 13 thru 24, the monthly minimum service fee will be $20,000.00 (Twenty Thousand Dollars), for months 25 thru 36 after live date of programs the amount of monthly billing will be $25,000.00 (Twenty Five Thousand Dollars). The monthly billing will be reflected by the minimum amount that WildCard will bill to client, not including *Card Materials. If client's actual fees are more than monthly minimum, no additional billing will be required.

         * Card materials to include things such as Plastic Cards, Postage, Envelopes, Labels, Affixment of labels, Terms and Conditions... etc.

         7.4 REIMBURSEMENTS AND ASSESSMENTS

                  a. The communications data circuit, including the reoccurring service charge, service termination fees and required modern(s) (data sets) at Client's location(s) and WildCard, terminal(s) and any other directly associated expenses, shall be at Client's expense. The data circuit cost will be no greater than that associated with a point-to-point digital data circuit(s) based on the tariffs of WildCard's primary carrier. One time costs related to the installation of the circuit, as specified by such tariffs, will also be paid by Client. The actual circuit speed and ensuing cost will be determined by Client's communications requirements.

                  b. Client shall be responsible for and billed directly for any Association dues, fees and assessments.

                  c. Client shall pay all courier expenses associated with the transportation of reports and documents from Client to WildCard and from WildCard to Client.

                  d. WildCard agrees to act as an agent on behalf of Client and Client shall reimburse WildCard for the purchase on Client's behalf of the postage required for materials mailed by WildCard on behalf of Client. The amount reimbursed by Client to WildCard for postage while this Agreement is in effect will be the then current first class postage rate for all mailings mailed by WildCard on behalf of Client.

         7.5 LIQUIDATED DAMAGES. The Charges under this Program Schedule were determined by mutual agreement based upon certain assumed volumes of Services and the length of the Original Term of this Agreement. Client acknowledges that without the certainty of revenue from the Minimum Charges provided in Section
7.3 of this Program Schedule, WildCard would have been unwilling to provide processing services at the prices set forth in this Program Schedule. The Parties agree it would be difficult or impossible to ascertain WildCard's actual damages for a termination or other breach of the Agreement by Client resulting in a termination of this Program Schedule before the end of the Original Term. The Parties further agree that an amount equal to the sum of the present values of the payment in each full Processing Year which remains during the Original Terns of this Program Schedule in an amount equal to the greater of (a) seventy percent (60%) of the Charges which were paid by Client to WildCard for the Services provided under this Program Schedule during the Processing Year which immediately precedes the Processing Year in which termination occurs, or (b) the Minimum Charges (the "Liquidated Damages") is a reasonable estimation of the actual damages which WildCard would suffer if WildCard were to fail to receive the processing business under this Program Schedule for the full Original Term. In determining the present value of the amount, an interest rate equal to the three (3) month Treasury Bill Rate, as quoted in THE WALL STREET JOURNAL for the date on which termination occurs, or if not available on the date of termination, as soon thereafter as the next edition of THE WALL STREET JOURNAL is published, shall be assumed and the payments shall be assumed to be made on the first day of each year of the Original Term of this Program Schedule. Each Party acknowledges and agrees, after taking into account the terms of the Agreement, this Program Schedule, and all relevant circumstances at the date hereof, that the Liquidated Damages payable under this Section 7.5 represents a reasonable and genuine pre-estimate of the damages which would be suffered by WildCard in the event of early termination of this Program Schedule and does not constitute a penalty. Despite the foregoing, nothing in the Agreement shall limit WildCard's right to recover from Client (a) any amounts advanced by WildCard on behalf of Client in the performance of the Services, (b) any amounts for which Client is Liable under the Agreement, or (c) any payment under any provision for indemnification under the Agreement.

IN WITNESS WHEREOF, pursuant and in accordance with the Services Agreement between the Parties, the Parties have executed this Program Schedule as of July 12th, 2004.



By:   /S/ CLIFF WILDES
    --------------------------------
Title:    CEO
      ------------------------------


WILDCARD SYSTEMS, INC.

By:   /S/ W. H. KLINE
    --------------------------------
Title:    SVP
      ------------------------------

                                   SCHEDULE B
                                       TO
                               SERVICES AGREEMENT

                                    SCHEDULE
                                       OF
                                STRANDARD CHARGES
                              -----------------

                                   SCHEDULE C
                                       TO
                               SERVICES AGREEMENT

                               INSURANCE COVERAGES
                               -------------------

1. WILDCARD INSURANCE COVERAGE REQUIREMENTS. WildCard agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance during the term of this Agreement:

                           (1) Workers' Compensation and Employer's Liability
                  Insurance:

                                    (i) Statutory Worker's Compensation
                           including occupational disease in accordance with law.

                                    (ii) Employer's Liability Insurance with
                           minimum limits of $500,000 per employee by accident/ $500,000 per employee by disease.

                           (2) Commercial General Liability Insurance (including
                  contractual liability insurance) providing coverage for bodily injury and property damage with a combined single limit of not less than one million dollars ($1,000,000) per occurrence.

                           (3) Professional Liability/Errors and Omissions
                  insurance covering acts, errors and omissions arising out of WildCard's operations or Services in an amount not less than three million dollars ($3,000,000) per occurrence.

                           (4) Employee Dishonesty Forgery and Alteration
                  Insurance covering losses arising out of or in connection with any fraudulent or dishonest acts committed by WildCard personnel, acting alone or with others, in an amount not less than one million dollars ($1,000,000) per occurrence.

2. CLIENT INSURANCE COVERAGE REQUIREMENTS. Client agrees to obtain and maintain each of the following insurance coverages during the term of this Agreement, at Client's sole expense:

                           (1) Workers' Compensation and Employer's Liability
                  Insurance:

                                    (i) Statutory Worker's Compensation
                           including occupational disease in accordance with law.

                                    (ii) Employer's Liability Insurance with
                           minimum limits of $500,000 per employee by accident/ $500,000 per employee by disease.

                           (2) Commercial General Liability Insurance (including
                  contractual liability insurance) providing coverage for bodily injury and property damage with a combined single limit of not less than one million dollars ($1,000,000) per occurrence.

                           (3) Professional Liability/Errors and Omissions
                  Insurance covering acts, errors and omissions arising out of Client's operations or services in an amount not less than three million dollars ($3,000,000) per occurrence.

                           (4) Employee Dishonesty, Forgery and Alteration
                  Insurance covering losses arising out of or in connection with any fraudulent or dishonest acts committed by Client personnel, acting alone or with others, in an amount not less than one million dollars ($1,000,000) per occurrence.

                                   SCHEDULE D
                                       TO
                               SERVICES AGREEMENT

                                SERVICE STANDARDS
                                -----------------

The service level standards and performance guidelines described herein are applicable to the WildCard System. The performance of other entities outside the WildCard System (e. g., Client, the Associations, and various Internet service providers) will not be included in the determination of WildCard's adherence to the Service Levels defined herein.

BELOW ARE THE MINIMUM SERVICE LEVEL STANDARDS AND PERFORMANCE GUIDELINES THAT ARE REQUIRED FOR THE TRANSACTION CARD PROGRAM:

SYSTEM AVAILABILITY: This section defines the service level agreement for each major system supported by WildCard and the percentage of time it will be available to the end-user community (e.g., on-line availability or "up time") over the course of each program month. These sets of measurements exclude normally scheduled outages (e.g., maintenance windows) as they are defined in ATTACHMENT A, SYSTEMS AVAILABILITY.

o AUTHORIZATIONS: WildCard will provide 99.50% authorization response processing levels for stored value card authorization requests received from the Associations.

o INTERNET SERVICES: WildCard will provide 99.25% system-wide availability to Internet based applications offered to Client customers.

o ACCOUNT SERVICES: WildCard will meet the following service level standards for the account services supported by WildCard.

         o VRU: WildCard will provide 99.50% system-wide availability to the Interactive Voice Response system (e.g., IVR).

         o CUSTOMER CONTACT CENTER: WildCard will provide a 24x7 call center manned 100% of the time, with 99.9% system-wide availability to the Call Center.

         o REPORTING SERVICES: WildCard will provide 99.25% system-wide availability to all Internet based reports (e.g., on-line report files). All report files will be transmitted within 24 hours of Account Receivable batch cycle.


DISASTER RECOVERY/BUSINESS CONTINUITY: This section defines the service level agreement for the disaster and business recovery services supported by WildCard.

DISASTER RECOVERY EXERCISE: On an annual basis, WildCard will ensure that the business resumption plan for this product offering is successfully executed within a predetermined recovery time frame. In doing so, WildCard will exercise the plan by recovering 100% or more of the applications and support facilities deemed critical.

SYSTEM SERVICES: This section defines the service level agreement for the system services supported by WildCard. Details for this set of measurements are defined in ATTACHMENT B, SYSTEMS SERVICES.

1. SYSTEMS PROBLEM REPORTING: WildCard will provide a support group which will be available 24 hours a day, 7 days a week, to take incoming calls for assistance requests and to address system issues. The support group will attempt to resolve issues reported on the call. If they are unable to do so, they will contact the appropriate level of WildCard support staff to assist in the resolution. Every attempt will be made to resolve any systems services problems within the first call; however, depending on the nature of the problem, resolution may not occur within the first call due to factors outside of WildCard's control.

2. PLANNED OUTAGES: At times, there will be a need to address issues with various systems used by Client and a planned outage outside the negotiated maintenance window(s) will be required. When this occurs, a Client Down Time form will be submitted. This form will contain approvals on the time, date, and reason for the outage from the Client management as well as WildCard management.

         In the cases where a potential outage or planned outage occurs due to a request by the Client to implement a change outside the maintenance window or when the required WildCard testing and quality assurance process are not followed, a Service Level Waiver will need to be submitted. Upon approval, WildCard will be exempt from adherence to the Service Level Agreement for this period of time.

                       ATTACHMENT A: SYSTEMS AVAILABILITY

1.       AUTHORIZATIONS

         SYSTEM: WILDCARD AUTHORIZATION SYSTEM

         E Connections:             the Associations end-point authorization
                                    interface

         E Hardware Platform:       Intel-based processor system, fiber channel
                                    disk arrays

         E Response Time:           90% of transactions will be responded to in
                                    1 second or less, as calculated from the time the transaction arrives at WildCard to the time WildCard sends the response back.
                                    99% of transactions will have a response time of 5 seconds or less.

         E Operating System:        Windows 2000 SP3, SQL2000 Enterprise Edition
                                    SP3, cluster configuration.

         E Service Levels:          355 days a year, 24 hours a day, with the
                                    following exceptions:

                                o 15 minutes between 3:00 and 05:00 EST Monday through Sunday
                                o   additional normal weekly scheduled
                                    maintenance window which occurs each Sunday mornings between 02:00 and 06:00 EST {Although this is the scheduled maintenance window, this maintenance is usually completed within 35 minutes of starting)

2.       INTERNET SERVICES

         SYSTEM: WILDCARD WEB SERVICES

         E Connections:             Internet-based, multiple T1s

         E Hardware Platform:       Intel based processor systems, load
                                    balancing switches, Cisco routers and
                                    switches.

         E Response Time:           Response time is calculated from the time
                                    the request reaches WildCard to the time when WildCard sends the response. With the exception of statement viewing, 90% of all Internet requests will be responded to in 5 seconds or less as calculated from the time the transaction arrives at WildCard.
                                    Statement request response time will vary due to the unknown quantity of data that will need to be transmitted

         Operating System:          Windows 2000 SP 3 Enterprise Edition SP 3,
                                    IIS 5.0 MTS

                                  ATTACHMENT C

DRAFT / PROGRAM OVERVIEWS

         A)       "Take One" Stored Value VISA hologram signature card.
                  o Printed application (T&C and signature required) is displayed in a retail store, or auto sales dealerships or agency.
                  o Consumer receives the application at the location, reviews the Terms and Conditions and fills out the information (all Patriot Act)
                  o The application is then submitted to Morgan Beaumont along with payment and funds to be loaded onto the card for approval and processing
                  o Morgan Beaumont submits information for fulfillment to WildCard in electronic form (TBD by WildCard) while maintaining the hard copy application and in electronic for scanned)
                  o WildCard fulfills or cause order to be fulfilled and shipped
                  o Either Morgan Beaumont or WildCard or Merrick Bank subsidiary provides Tier 1 and or Tier 2 Customer Service
                  o Cards will be able to be loaded with cash at any Morgan Beaumont load location
                  o Minimum Est Volume First Year Annual Volume 250,000 cards
                                       1)  Q1 of program 10,000 cards
                                       2)  Q2 of program 30,000 cards
                                       3)  Q3 of program 90,000 cards
                                       4)  Q4 of program 120,000 cards

         B)       Internet Sale Program
                  o Program is for a Visa Stored Value Hologram signature card
                  o        WildCard and Bank approves Internet ad campaign.
                  o Marketing is done on the Internet by Banner Ad with link to Morgan Beaumont web site
                  o        Web site has all Terms and Conditions etc.
                  o Program is sold at $129.95 which INCLUDES $100 OF THE $129.95 BEING LOADED ONTO THE CARD
                  o        Consumer fills in online application (all Patriot
                           Act) which includes email verification (no Yahoo or Hotmail Accounts accepted) and submits for approval
                  o Application is either accepted or rejected while consumer is online
                  o If accepted the consumer must then check method of payment, credit card, checking account or other. Other is an authorization number which they record that allows the consumer to either go to the nearest (searchable online) Morgan Beaumont retail location and pay for the card via cash (location notifys MBI of accepted payment) or consumer mails m a check to Morgan Beaumont.
                  o WildCard in electronic form (TBD by WildCard) while maintaining the hard copy application and in electronic for (scanned)
                  o WildCard fulfills or cause order to be fulfilled and shipped
                  o Either Morgan Beaumont, or WildCard or Merrick Bank subsidiary provides Tier 1 and or Tier 2 Customer Service
                  o Cards will be able to be loaded with cash at any Morgan Beaumont load location
                  o Minimum Est Volume First Year Annual Volume 180,000 cards
                                       1)  Q1 of program 20,000 cards
                                       2)  Q2 of program 40,000 cards
                                       3)  Q3 of program 60,000 cards
                                       4)  Q4 of program 60,000 cards

         C)       Retail Debit Card, PIN based
                  o J Hook Package (T&C and signature required) is displayed in a retail store, or auto sales dealerships or agency with T&C displayed on outside of package.
                  o        The package contains either a 1 or 2 Card ATM/Debit
                           Card
                  o        Consumer purchases package at the location,
                  o The consumer then activates (Patriot Act) and then load cash at the retail store
                  o Consumer Information is transmitted to WildCard electronically along with cash load amounts
                  o Either Morgan Beaumont or WildCard or Merrick Bank subsidiary provides Tier 1 and or Tier 2 Customer Service
                  o Cards will be able to be loaded with cash at any Morgan Beaumont load location
                  o Minimum Est Volume First Year Annual Volume 250,000 cards
                                       1)  Q1 of program 10,000 cards
                                       2)  Q2 of program 30,000 cards
                                       3)  Q3 of program 90,000 cards
                                       4)  Q4 of program 120,000 cards

                                   SCHEDULE E
                                       TO
                               SERVICES AGREEMENT

                            SERVICES VENDOR AGREEMENT

             Incorporating: Non-Disclosure & CONFIDENTIALITY CLAUSES

This SERVICES VENDOR AGREEMENT, encompasses the NON-DISCLOSURE and CONFIDENTIALITY clauses intended to be enacted via this AGREEMENT, and in EXHIBITS "A"," indicating payments; buy-rates and schedules thereof, related to all services, products and programs of the WILDCARD SYSTEMS project described in Exhibit "A" , and any, and all, associated, related and/or enhanced product programs developed hereafter, hereinafter to be referred to in whole as the "AGREEMENT". This Agreement is made effective this date: March 30, 2004 by and between MORGAN BEAUMONT INC. a Florida Corporation whose principal place of business is 2280 Trailmate Dr Sarasota Florida 34243, hereinafter referred to as the "SERVICE VENDOR", and WILDCARD SYSTEMS INC., a FLORIDA corporation whose principal place of business is 1601 Sawgrass Corporate Parkway, Suite 300 Sunrise, Florida 33323 hereinafter referred to as the "COMPANY", and all parties herein mutually agree as follows:

1. DEFINITIONS
--------------

(a) ACCESSIBLE shall mean being freely accessed for use at any time.

(b) CASH CURRENCY shall mean U.S. government issued currency.

(c) DEBIT OR ATM NETWORK shall mean a Cirrus, Maestro, Star, Pulse, MasterCard, Visa, Interlink network for conducting cash transactions on.

(d) DEBIT OR ATM CARD shall mean a plastic or laminate card with a magnetic strip for holding information embossed with identifying account numbers to be used to conduct cash currency transaction that is PIN (Personal Identification Number) based for access and use.

(e) STORED VALUE CARD shall mean a plastic or laminate card with a magnetic strip for holding information embossed with identifying account numbers to be used to conduct cash currency transaction that has a Visa, MasterCard, American Express or Discover card hologram logo on the front of the card which must be pre funded with cash prior to use.

(f) CASH LOAD NETWORK shall mean a locations nationwide (48 states) where a consumer may load cash onto a ATM Card, Debit Card or Stored Value Card for a fee.

(g) LOAD FEE shall mean the money charged a consumer for loading cash onto a Debit Card, ATM Card or Stored Value Card.

(h) CUSTOMER SERVICE shall mean people and resources available to consumer to address questions as described in Exhibit TBD by program. (I) DOMESTIC shall mean within the 48 contiguous States.

(j) PROGRAM shall mean any program defined in EXHIBIT "A" of this Agreement.

(k) WRITTEN APPROVAL shall mean documents submitted to parties in writing requiring a signature, such approval not to be unreasonably withheld or delayed.

(l) CARDHOLDER means an individual or entity which has established a Cardholder Account with the Issuing Bank.

(m) CARDHOLDER ACCOUNT means an arrangement between a Cardholder and the Issuing Bank, through which the Issuing Bank provides the Cardholder with the right to use one or more ATM Cards, Debit Cards or Stored Value Cards issued through the Issuing Bank under the Program.

(n) CARDHOLDER DATA means all personally identifiable information regarding a Cardholder and transactions a Cardholder makes with an ATM Card, Debit Card or Stored Value Card.

(o) GOVERNMENTAL REQUIREMENTS means collectively all statutes, codes, ordinances, laws, regulations, rules, orders and decrees of all governmental authorities (including without limitation federal, state and local governments, governmental agencies and quasi-governmental agencies) having jurisdiction over a party.

(p) INTELLECTUAL PROPERTY RIGHTS shall mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

(q) ISSUING BANK means a member bank of one or more of the credit card associations or Debit or ATM Networks which has agreed to sponsor the Program.

(r) OPERATING RULES means, collectively, the regulations and procedures issued by American Express, Discover, MasterCard, Visa, the Debit or ATM Networks, and the Issuing Bank, as amended from time to time.

The terms defined in Section 1 include the plural as well as the singular. Unless otherwise expressly stated, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision. The words "include" and "including" shall not be construed as terms of limitation. The word "or" shall mean "and/or" unless the context requires otherwise. The words "day," "month," and "year" mean, respectively, calendar day, calendar month and calendar year. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

2. DECLARATION OF INTENT
------------------------

(a) The COMPANY seeks to establish a working relationship with the SERVICES VENDOR in all respects as determined herein, and hereafter, regarding the opportunity as noted, and the SERVICES VENDOR seeks in turn likewise to develop such a working relationship.

(b) The COMPANY seeks to acquire the services, of the SERVICES VENDOR, and/or additionally, and/or alternatively, services, products and programs of the SERVICES VENDOR'S third party vendors, via the SERVICES VENDOR'S contracts thereof secured for said purposes. Attached hereunder via the EXHIBIT "A" are a description of the services (collectively "Services") , schedules indicating payments and buy-rates thereof.

(c) MARKETING MATERIALS. Company shall be solely responsible for developing, at its own expense, all of the marketing and advertising materials to advertise, market and promote the Product; provided, however, that Company shall not engage in any solicitation of the Product (not defined) [WildCard does not solicit the sale of the products, its customers and clients do] until the proposed materials have been reviewed by Company's legal counsel and the Services Vendor has provided its Written Approval of all such materials.

3. OBLIGATIONS COMPANY AND SERVICES VENDOR
------------------------------------------

(a) During the term and subject to the terms and conditions contained herein, Services Vendor agrees to provide Company the Services, as described in EXHIBIT "A" and in such additional services schedules which are executed and delivered by the parties from time to time during the term of this Agreement (each, a "Services Schedule"). Detailed procedures and practices to be followed while performing the Services shall be as set forth in a Services Schedule. The Services Schedule shall further specify the term during which the Services shall be provided by Services Vendor, the commencement date for the performance of the Services, the fees payable for such Services, specifications applicable to the Program, and other applicable terms.

(b) Company or Services Vendor may deem it necessary or appropriate from time to time to add other services or increase, reduce, or change the Services under one or more Programs (a "Service Change"). Either party may make a proposal for a Service Change, whereupon the parties shall mutually evaluate feasibility, manner and timing for implementation, impact on pricing, impact on performance requirements and all other relevant matters. A Service Change shall not be implemented unless and until the Service Change is approved by both parties. If the Service Change is approved by the parties, the Service Change shall be implemented by Services Vendor as expeditiously as possible. An approved Service Change shall be set forth in a written amendment to the applicable Services Schedule, which amendment shall be signed by authorized representatives of the parties.

(c) Services Provider shall maintain complete and accurate records of and supporting documentation for all transactions, financial and non-financial, that result from or are created in connection with Services Provider's performance of the Services and its other material obligations under this Agreement and that are in sufficient detail to enable the performance of its obligations hereunder to be substantiated ("Services Provider Records"). With respect to the amounts chargeable to and payments made by Company under this Agreement, Services Provider Records shall be kept in accordance with generally accepted accounting principles applied on a consistent basis. Services Provider shall retain Services Provider Records in accordance with this Agreement until the later of
(i) the minimum period of time period required to meet statutory obligations, including, without limitations the Governmental Requirements or Operating Rules, or, in the absence of a clear statutory minimum, (ii) for a period of five (5) years after creation.

(d) Services Provider shall provide to Company (and internal and external auditors, inspectors, regulators and other representatives that Company may designate from time to time) access at reasonable hours to Services Provider personnel and to Services Provider Records and other pertinent information, all to the extent relevant to the performance of Services Provider's financial and non-financial obligations under this Agreement and to the extent permitted by applicable Governmental Requirements. Such access shall be provided for the purpose of performing audits and inspections to, without limitation, (i) verify the accuracy and completeness of Services Provider's invoices, (ii) examine Services Provider's performance of its other financial obligations to Company under this Agreement, and (iii) enable Company to meet applicable legal, regulatory and contractual requirements.

4. CONFIDENTIAL INFORMATION.
----------------------------

(a) DEFINITION. For purposes of this Section 4, the term "Confidential Information" means all information concerning a party (the "Disclosing Party") that is provided to, or otherwise obtained by, one of the other parties (the "Receiving Party") that may not be accessible or known to the general public, whether or not specifically designated as "confidential" or "proprietary." Confidential Information shall include, without limitation, all non-public and proprietary information pertaining to the past, present or potential business, operations, financial information, affairs, properties, personnel, products, suppliers, rights, and consumers of the Disclosing Party and any other information not generally known that may be of value.

(b) EXCEPTIONS. Notwithstanding the above paragraph, Confidential Information does not include information that is (i) or becomes generally available to the public without violation of this Agreement or any other obligation of confidentiality (including, but not limited to, the posting of information on any Internet website intended for access by a third party), (ii) already known by the Receiving Party and not subject to an obligation of confidentiality,
(iii) independently developed by the Receiving Party without reference to the Confidential Information, and/or (iv) disclosed without restriction to the Receiving Party by a third party rightfully in possession of such Confidential Information where the disclosure by the third party does not violate any obligation of confidentiality. In addition, a party shall not be considered to have breached its obligations under this Section 4 for disclosing Confidential Information of the other party if in the opinion of such party's counsel, such disclosure is required by legal process or pursuant to any applicable statute, rule or regulation, provided that, except with respect to securities laws disclosure obligations, such party advises the other party prior to making such disclosure in order that the other party may object to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other appropriate action to protect the Confidential Information.

(c) PROTECTION, USE AND DISCLOSURE. The Receiving Party shall cause its employees, agents and every other person and entity that it permits to have access to the Disclosing Party's Confidential Information to protect the Disclosing Party's Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use or disclosure of the Disclosing Party's Confidential Information as the Receiving Party uses to protect its own confidential information of like nature. Except as otherwise permitted herein, without the prior, express, and written consent of the Disclosing Party, the Receiving Party shall never disclose or use any Confidential Information of the Disclosing Party in any manner other than by disclosing such Confidential Information to employees, agents or independent contractors of the Receiving Party who have a need to know such Confidential Information to perform services contemplated by this Agreement, provided that they have been informed of the confidential nature of such information. Furthermore, the Receiving Party shall promptly advise the Disclosing Party if the Receiving Party learns of any unauthorized use or disclosure of any Confidential Information of the

(d) COURT ORDER. The Receiving Party may disclose Confidential Information pursuant to court order, subpoena or similar legal process. The Receiving Party, however, to the extent not prohibited by law, must give written notice of any such order to the Disclosing Party at least fifteen (15) days prior to the date of compliance with it (unless the Receiving Party has less than fifteen (15) days notice itself, in which case the Receiving Party shall give the disclosing party as much notice as is practicable under the circumstances). In all cases, the Receiving Party agrees to take such steps as the Disclosing Party may direct to further protect Confidential Information from disclosure, provided, however, that the Receiving Party shall not be required to incur any additional expense to do so.

(e) OWNERSHIP. The Disclosing Party shall continue to own all of its Confidential Information disclosed pursuant to this Agreement, and, except as otherwise expressly provided, nothing in this Agreement shall be deemed to grant the Receiving Party any right to license, sublicense, or otherwise exploit such Confidential Information, except pursuant to a written Agreement executed by both parties.

(f) RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party shall promptly return to the Disclosing Party, at the Disclosing Party's sole cost and expense, all Confidential Information of the Disclosing Party upon written request by the Disclosing Party.

(g) RETAINED KNOWLEDGE. Nothing in this Agreement shall restrict any employees or representatives of a party who retain solely in intangible form after performing the obligations of such party under this Agreement, general ideas, concepts, know-how, or techniques relating to data processing or network management which either party, individually or jointly, develops or discloses to such employee or representative while such employee or representative is performing the obligations, or exercising the rights, of a party under this Agreement, from using such ideas, concepts, know-how, or techniques for the benefit of either party, except to the extent that such use infringes upon any Intellectual Property Right of a Party or its affiliates; provided, however, that this Section shall not be deemed to limit either Party's obligations under this Agreement with respect to the disclosure or use of Confidential Information.

(h) INTELLECTUAL PROPERTY RIGHTS. Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one party, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property Rights in any materials owned by or Confidential Information of the other party or any affiliate of the other party.

(i) EQUITABLE REMEDIES. Each party acknowledges that, if it breaches (or attempts or threatens to breach) its obligations under this Section 4, the other party will be irreparably harmed. Accordingly, if a court of competent jurisdiction should find that a party has breached (or attempted or threatened to breach) any such obligations, such party will not oppose the entry of an appropriate order compelling performance by such party and restraining it from any further breaches (or attempted or threatened breaches).

(j) CONFIDENTIALITY OF AGREEMENT. Both parties agree that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement: (a) as required by any court or other governmental body; (b) as otherwise required by law including a party's obligations under applicable securities laws; (c) to legal counsel of the parties; (d) in confidence, to accountants, banks, ratings agencies, proposed investors, and financing sources and their advisors; (e) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

(k) SECURITY OF CARDHOLDER DATA. Company and Services Provider each acknowledge and agree that this Agreement constitutes an agreement for Services Provider to perform services for Company as contemplated in Title V of the Gramm-Leach-Bliley Financial Modernization Act (the "Act") and Regulation P issued under the Act ("Regulation P"). Without limiting the generality of the terms of this Agreement, Services Provider agrees that it shall protect the privacy of Cardholder's non-public personal information, as such terms are defined in the Act and in Regulation P ("Consumer Information") to at least the same extent that Client must maintain that confidentiality under the Act and Regulation P. Without limiting the generality of the foregoing sentence, Services Provider shall not disclose any non-public personal information to any third person except as required in the performance of Services under this Agreement, and Services Provider shall not use any non-public personal information except to perform the Services described under this Agreement. Services Provider shall establish administrative, technical and physical safeguards for Company's customer records and information in Service provider's control or possession from time to time. Such safeguards shall be designed for the purpose of: (a) insuring the security of such records and information, (b) protecting against any anticipated threats or hazards to the security or integrity of such records and information; and (c) protecting against unauthorized access to or use of such records and information that would result in substantial harm or inconvenience to any Cardholder. Such safeguards shall be established in accordance with Section 501 of the Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted pursuant to Section 501 of the Act. Company shall provide Services Provider with a copy of its privacy policy established in accordance with the Act and Regulation P.

(l) CISP/SDP REQUIREMENTS. Services Provider has designed and implemented an Information Security Program that is designed to protect cardholder data in accordance with the Visa Cardholder Information Security Program ("CISP") requirements. At all times during the term of the Agreement, Services Provider shall be in compliance with the CISP requirements, as the same may be revised from time to time. Services Provider shall provide Company with copies of all reports on compliance, quarterly and annual status forms and other reports filed by Services Provider with Visa under the CISP requirements. Services Provider acknowledges and agrees that its failure to comply with its obligations under this Section shall be a material breach of this Agreement

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES.
------------------------------------------------------------

5.1 MUTUAL REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each party represents, warrants and covenants to the other and acknowledges that the other Party has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this Agreement:

         (a) It has the corporate capacity to enter into this Agreement and to perform each of its obligations hereunder.

         (b) It has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and subject to general equitable principles.

         (c) It is not under any obligation of a contractual or other nature to any person or entity which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance of its obligations hereunder.

5.2 SERVICES PROVIDER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS. Services Provider further represents, warrants and covenants to Company the following:

         (a) Financial Information. Services Provider shall provide Company (i) as soon as practicable after the end of each fiscal year of Services Provider, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of Services Provider, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of Services Provider, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (the "Year-End Financial Report"), (ii) quarterly, unaudited consolidated balance sheets and related statements of income and cash flows of Services Provider. Each Year-End Financial Report shall be accompanied by a report and unqualified opinion thereon by independent public accountants of national standing selected by Services Provider's board of directors.

         (b) Compliance With Governmental Requirements and Operating Rules. Services Provider shall comply with all Governmental Requirements and the Operating Rules which are applicable to Services Provider's business, Services Provider's provision of the Services and/or Services Provider's other responsibilities under this Agreement, including without limitation securing any licenses, permits, registrations or other authorizations from such governmental authorities as Services Provider may need in order to provide the Services and carry out Services Provider's other responsibilities under this Agreement (collectively, the "Services Provider Requirements"). Services Provider acknowledges and agrees that it is solely responsible for monitoring legal developments applicable to the operation of its business, the Services and the Services Provider systems, and interpreting Services Provider Requirements applicable thereto, determining the requirements for compliance with all such applicable Services Provider Requirements, and maintaining an ongoing compliance program. Service Provider is responsible for any applicable State licensing, statutes, regulations or guidelines.

         (c) Performance Warranty. The Services and Services Provider System will comply, operate, perform and be performed in accordance with this Agreement and the applicable Services Schedules. All Services hereunder shall be performed in a competent, professional and workmanlike manner and by personnel who possess sufficient knowledge, skill and training to accomplish their assigned tasks.

         (d) Authority. Services Provider is in good standing in the state of its organization, is qualified to do business in each state in which it proposes to provide products and services and where qualification is so required, and has all licenses and permits necessary or required to provide such products and services. Services Provider shall provide copies or other evidence thereof to Company upon request. Any fees for licenses and permits required by law or regulation that may be necessary for Services Provider's performance hereunder shall be the responsibility of Services Provider.

         (e) Employee Matters. Services Provider is not an employee, agent, or partner of Company, and shall perform its obligations hereunder as an independent contractor. Services Provider's personnel shall not be considered employees of Company within the meaning or application of any federal, state, or local laws or regulations. Services Provider shall be responsible for the payment of wages, salaries, and other amounts due its personnel in connection with their performance hereunder, and shall be responsible for all payroll reports and obligations, including but not limited to withholding, social security, unemployment insurance, workers' compensation, immigration and naturalization, and similar items.

5.3 COMPANY'S REPRESENTATIONS, WARRANTIES, AND COVENANTS. Company further represents, warrants, and covenants to Services Provider the following:

         (a) Cooperation. Company will reasonably cooperate with Services Provider in the performance of Company's activities contemplated by this Agreement by, among other things, making available, as reasonably requested by Services Provider, such volume and other forecasts, updated information, management decisions and approvals so that Services Provider may fulfill its obligations under this Agreement in a timely and efficient manner.

         (b) Compliance With Governmental Requirements and Operating Rules. Company shall comply with all Governmental Requirements and the Operating Rules which are applicable to Company's business and Company's other responsibilities under this Agreement, including without limitation securing any licenses, permits, registrations or other authorizations from such governmental authorities as Company may need in order to market and issue Stored Value Cards to Cardholders and to carry out Company's other responsibilities under this Agreement (collectively, the "Company Requirements"). Company acknowledges and agrees that it is solely responsible for monitoring legal developments applicable to the operation of its business and Stored Value Card operations, and interpreting applicable Company Requirements, determining the requirements for compliance with all applicable Company Requirements, and maintaining an ongoing compliance program.

5.4 WARRANTY EXCLUSION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO THE OTHER, ANY CARDHOLDER, OR TO ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF ANY SOFTWARE, SERVICES, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.

6. INDEMNIFICATION; INSURANCE; LIMITATION OF LIABILITY.
-------------------------------------------------------

(a) INDEMNIFICATION BY COMPANY. Company agrees to indemnify and defend Service Vendor and its directors, officers, employees and agents, and hold them harmless from and against any and all actual or threatened claims, losses, proceedings, actions, liabilities, judgments, awards or costs (including reasonable attorneys fees and expenses)(collectively, "Losses") by any third party arising out of or related to (i) the breach by of any of its representations or warranties contained in this Agreement; (ii) the failure by Company to fully perform any of its obligations hereunder; or (iii) the failure by Company to comply with any Governmental Requirements or Operating Rules in connection with the performance of its obligations hereunder.

(b) INDEMNIFICATION BY SERVICES VENDOR. Services Vendor agrees to indemnify and defend Company and their respective directors, officers, employees and agents, and hold them harmless from and against any and all Losses by any third party arising out of or related to (i) the breach by Services Vendor of any of its representations or warranties contained in this Agreement; (ii) the failure by Services Vendor to fully perform any of its obligations hereunder; or (iii) the failure by Services Vendor to comply with any applicable Governmental Requirements or Operating Rules in connection with the performance of its obligations hereunder; or .

(c) INDEMNIFICATION PROCEDURE. In the event that any claim is made or asserted against a party entitled to indemnification under this Agreement (the "Indemnified Party"), the Indemnified Party shall with reasonable promptness notify the other Party with an indemnification obligation (the "Indemnifying Party") of such claim (the "Claim Notice"), specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to such claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such claim, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action that the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend against such claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then, without waiving any rights against the Indemnifying Party, the Indemnified Party may settle or defend against any such claim or demand in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefore under this
Section 5, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including, without limitation, interest from the date such costs and expenses were incurred.

(d) INSURANCE. Each party shall obtain and maintain, at its own cost, the insurance coverages which are described on Exhibit __ as being its respective responsibility. These insurance coverages do not create or imply any limitation of liability. The party which is responsible for obtaining and maintaining certain insurance coverages shall provide the other party with certificates of such insurance coverages promptly following the date that this Agreement has been executed by both parties. Each insurance certificate shall provide that the insurance policy shall not be subject to termination without at least thirty
(30) days prior written notice to the certificate holder. A party responsible for obtaining and maintaining property insurance coverage shall use all reasonable efforts to ensure that the policy contains a provision or endorsement which waives the insurance company's right of subrogation against the other party and its employees, agents, directors and officers in the event of any loss or damage from events within the coverage of the insurance policy.

(e) DIRECT DAMAGES. If a party shall during the term of this Agreement be liable to the other party or any affiliate, as a result of any disputes, controversies or claims of any kind or nature arising under or in connection with this Agreement or the transactions contemplated hereby (whether any such breaches, disputes, controversies or claims are based upon contract, tort (including negligence) or any other legal theory), all damages from all such breaches, disputes, controversies or claims are limited to actual, direct and out-of-pocket damages which are reasonably incurred by the injured party.

(f) CONSEQUENTIAL DAMAGES EXCLUSION. It is agreed that in no event, shall a party be liable to the other Party for consequential, indirect, special, punitive or incidental damages, or for any lost profits, lost revenues, or damage to good will.

(g) LIMITATION ON DAMAGES.

         (1) Exceptions. Notwithstanding the foregoing provisions of Section 6(e) and 6(f), the liability limitations set forth therein shall not apply with respect to (i) the indemnification obligations of a party under this Agreement,
(ii) damages caused solely and directly by a party's gross negligence, intentional misconduct or fraud, (iii) damages arising under a breach of Section 4; (iv) damages arising with respect to obligations in connection with the Intellectual Property Rights of the other party; and (v) either Party's liability, if any, for contribution or indemnity with respect to claims for bodily injury to, or the death of, any person.

         (2) Subject to the exceptions set forth in Section 6(g)(1), the limitations set forth in Sections 6(e) and 6(f) shall apply whether or not the alleged breach or default is a breach of a fundamental condition or term, or a fundamental breach, or if any limited warranty or limited remedy fails of its essential purpose.

7. FORCE MAJEURE
----------------

Neither Party shall be liable to the other by reason of failure or delay in the performance of its obligations herein on account of Acts of God, fires, storms, war, terrorist attacks, governmental action, labor conditions, earthquakes, natural disasters, interruption in internet service or any other cause which is beyond the reasonable control of such Party. In the event of such disability, the disabled party will immediately notify the other of the disabling event and will take every reasonable effort to overcome the disability and resume performance under this Agreement as soon as practicable.

8. TERM
-------

(a) For the purposes of this Agreement, there shall be an initial term of 2 years from the signing of this agreement. Should the Company and Services Vendor mutually agree to an extension of this Agreement beyond the initial 2 year term day, the Agreement shall be renewed for a 2 year period.

(b) This Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns. As defined in Definitions of this Agreement the obligations of the SERVICES VENDOR AND CUSTOMER herein noted shall be effective immediately from the date of execution of this Agreement.

(c) TERMINATION FOR CAUSE. In the event of a material breach of this Agreement by a party (the "Breaching Party"), the other party (the "Non-Breaching Party") may give written notice of such material breach specifying in reasonable detail the nature of the breach and, if the breach may be cured, the curative action which needs to be taken by the Breaching Party (the "Breach Notice"). If the Breaching Party fails to cure, to the extent curable, the material breach within thirty (30) days after receipt of the Breach Notice, then the Non-Breaching Party shall have the right to terminate this Agreement immediately upon notice; provided, however, that if the Breaching Party has commenced a cure of the breach within such 30 day period after receipt and thereafter diligently and in good faith pursues the completion of such cure, the Non-Breaching Party shall not have the right to terminate this Agreement unless the breach is not fully cured as of sixty (60) days after receipt of the Breach Notice.

(d) INSOLVENCY. Except as otherwise provided by law, either party may terminate this Agreement by written notice to the other party if one of the parties (a) is insolvent or otherwise is unable to meet its debts as they become due, (b) commences a voluntary proceeding under any Federal or state bankruptcy, insolvency or reorganization law, (c) has such a proceeding filed against it and fails to have such proceeding stayed or vacated within sixty (60) days, or (d) upon the end of any such stay, fails to have such involuntary proceeding vacated within thirty (30) business days thereafter, (e) admits the material allegations of any petition in bankruptcy filed against it, (f) is adjudged bankrupt, (g) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of such party's assets and is not discharged within thirty (30) business days after the appointment of the receiver, or (h) ceases its business operations. Any termination of this Agreement pursuant to this Section 8(d) shall be considered to be by reason of anticipatory breach of contract by the non-terminating party, and such termination shall be without prejudice to any rights the terminating party may have by reason of such anticipatory breach. All rights granted under or pursuant to this Agreement by Services Provider to Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (as now constituted or hereafter amended, the "Code"), rights to "intellectual property" as defined under the Code. The parties hereto agree that Company shall retain and may fully exercise all of its rights and elections under the Code.

(e) TERMINATION FOR CERTAIN LEGAL CHANGES. If either party reasonably concludes that this Agreement cannot be performed without violating applicable Governmental Requirements and Operating Rules or if the application of such Governmental Requirements and Operating Rules impose material, additional and reasonably unavoidable costs to be incurred by either party, the parties will negotiate in good faith to modify this Agreement to the extent necessary to ensure that the parties will be in full compliance with all applicable Governmental Requirements and Operating Rules. If the parties cannot agree to any required changes, either party may, by giving written notice to the other party, terminate this Agreement as of a date specified in such notice, without liability for any termination fee or other penalty. In addition, if any governmental authority or third party initiates any action asserting that actions by parties under this Agreement violates any Governmental Requirements or Operating Rules, either party may, by giving written notice, terminate this Agreement as of a date specified in such notice.

(f) TERMINATION BY SERVICES PROVIDER. In addition to the foregoing termination rights, Services Provider shall have the right, at its election, to terminate this Agreement by written notice, or alternatively to suspend further performance of Services without terminating this Agreement, if:

         (1) Failure to Maintain Association Membership. If Company is no longer in good standing of the Card associations and fails to cure the same within thirty (30) days thereafter. Company agrees to promptly notify Services Provider if it is no longer in good standing of the card associations.

         (2) Insurance Lapse. Services Provider may terminate this Agreement if there is a termination or lapse in Company's insurance coverage as described in this Agreement and Company has not reinstated the required insurance within fifteen (15) days after receiving notice of such termination or lapse. Company agrees to promptly notify Services Provider of any lapse in its insurance coverages required under this Agreement.

(g) TERMINATION BY COMPANY. In addition to the foregoing termination rights, Company shall have the right, at its election, to terminate this Agreement and all Program Schedules by written notice:

         (1) Force Majeure Event. If any force majeure event substantially prevents or delays Services Provider's performance of any of the Services for more than ten (10) days, then Company may immediately terminate this Agreement without liability to Services Provider.

         (2) Insurance Lapse. Company may terminate this Agreement if there is a termination or lapse in Services Provider's insurance coverage as described in this Agreement and Services Provider has not reinstated the required insurance within fifteen (15) days after receiving notice of such termination or lapse. Services Provider agrees to promptly notify Company of any lapse in its insurance coverages required under this Agreement.

         (3) Failure to Maintain Association Membership. If Services Provider is no longer in good standing of the card associations and fails to cure the same within (30) days thereafter. Services Provider agrees to promptly notify Company if it is not longer in good standing of the card associations.

9. NO PUBLICITY
---------------

Except as provided herein, the SERVICES VENDOR and COMPANY agrees not to disclose in any manner, the Terms and Conditions of the Agreement. Yet, the parties will permit each other to identify themselves as having an Agreement with each other (as long as the Agreement Terms and Conditions are not disclosed) for the business purposes of sales, marketing and promotion in relation to the parties activities on behalf of the each other, and also to enable the parties to market and promote the COMPANY AND SERVICE VENDOR in the normal course of their expected sales and business operations activities providing all written disclosure or Press releases shall receive prior Written Approval of the parties as to content and placement.

10. GOVERNING LAW AND EQUITABLE RELIEF
--------------------------------------

(a) This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Florida. Each party consents to the exclusive jurisdiction of the state courts of Florida, and U.S. federal courts located therein, for any dispute arising out of this Agreement, and said authority(s) shall govern the interpretation and enforcement of this Agreement.

(b) The parties agree that they will endeavor to settle any dispute, controversy or claim arising out of or relating to this Agreement amicably between them first, through direct discussions. Any dispute arising from any disagreement between the parties, that cannot first be amicably settled between the parties herein noted, shall first be submitted to arbitration, per the rules and procedures of the American Arbitration Association, and any said arbitration administered by the AAA in accordance with its rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The requirement of filing a notice of claim with respect to the dispute, controversy or claim submitted to mediation shall be suspended until the conclusion of the mediation process. A current copy of the rules and procedures for AAA may be found on the Internet.

(c) Nothing hereinabove to the contrary, this provision shall not be construed to effect a waiver by, or the loss to, either party of its rights and remedies pursuant to relevant state or federal law, specifically including, without limitation, its right to seek redress for any claimed grievance through the courts, as contemplated within the terms of this Agreement.

11. FINAL AGREEMENT
-------------------

This Agreement constitutes the entire understanding between the parties with respect to the Information provided herein. No amendment or modification of this Agreement shall be valid or binding on the parties, unless mutually agreed to and executed in writing, by the parties. This Agreement incorporates, and/or terminates and supersedes all prior understandings or Agreements on the subject matter hereof.

12. NO ASSIGNMENT
-----------------

The SERVICES VENDOR AND COMPANY may not assign this Agreement, or any interest herein, without both parties express written consent; provided, however, that each party shall have the right, upon notice to the other party, to assign this Agreement to an affiliate of such party as well as to any successor to a substantial part of the business or assets of such party. Any such assignment hereunder shall not relieve the assigning party of its obligations under this Agreement.

13. SEVERABILITY
----------------

If any Term or Condition of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining Terms and Conditions, shall survive, and will remain in full force and in effect as if such invalid or unenforceable Term or Condition had never been included. Thus any invalid portion thereof shall be corrected, adjusted, or otherwise replaced.

14. NOTICES
-----------

Any notice required by this Agreement or given in connection with it, shall be in writing, and shall be given to the appropriate party by personal delivery, or by certified mail, or recognized overnight delivery services.

IF TO:            MORGAN BEAUMONT INC
                  2280 Trailmate Drive
                  Suite 101
                  Sarasota, Florida 34243
                  Attention; Mr. Clifford Wildes, CEO


IF TO:            WILDCARD SYSTEMS INC
                  1601 Sawgrass Corporate Parkway.
                  Suite 300
                  Sunrise Florida 33323
                  Attention Steven Boyer
                  SVP Business Development


15. NO IMPLIED WAIVER
---------------------

Either party's failure to insist on any one or more instances upon strict performance by the other party, of any of the Terms and Conditions of this Agreement, shall not be construed as a waiver of any continuing or subsequent failure to perform, or delay in performance, of any Term or Condition hereof

16. HEADINGS
------------

Headings used in this Agreement are provided for convenience only, and shall not be used to construe meaning or intent.

17. NO THIRD PARTY BENEFICIARIES.
---------------------------------

There are no third party beneficiaries of this Agreement.

18. NON-SOLICITATION.
---------------------

During the term of this Agreement and for twelve (12) months thereafter WildCard and Wachovia shall not directly or indirectly solicit for employment any person employed then or within the preceding twelve (12) months by the other Party, without the other Party's consent in writing. The foregoing prohibition does not include general public solicitations for employment.


 Agreed to this March ____, 2004


MORGAN BEAUMONT, INC.


---------------------------------
Clifford Wildes, CEO


Agreed to this March ____, 2004


WILDCARD SYSTEMS INC


-------------------------------


-------------,-------

                                  "EXHIBIT A "


PROGRAM
-------

Morgan Beaumont Inc. currently has a national network for loading cash onto ATM/Debit and Stored Value Cards. This Cash Loading Network is currently in excess of 3,000 locations and Morgan anticipates expanding its Cash Loading Network to over 20,000 locations by the end of 2004.

This Morgan Beaumont network currently uses computer terminals and or Verifone 3740/3750 POS card swipe equipment with Morgan proprietary software located in retail locations and store fronts to conduct the transaction of the consumer placing cash on their ATM/Debit and or Stored Value Card.

Morgan Beaumont Inc would like a strategic relationship with Company to allow Company customers and card programs the ability to utilize Morgan Beaumont cash loading network.

DESCRIPTION OF PROCESS OF LOADING CASH ONTO A CARD
--------------------------------------------------

Consumer enters a retail location and submits to the retail location cash that the consumer wishes to load on their ATM/Debit or Stored Value Card. The consumer pays the retail location a fee for this transaction.

The retail location accepts the amount of cash the consumer wishes to load along with the fee to be changed and electronically deposits the cash onto the card via computer and or POS equipment.

The POS equipment and or computer process the transaction by transmitting the transaction information to a centralized secure server that contains the necessary logic to forward the transaction information to the correct processor or bank so the card account can be correctly credited. The Merchant will deposit every day, the funds collected during the business day into a designated bank account. These funds will be electronically transferred to the appropriate card account within 24 to 72 hours, depending on the time of day, and day of week the funds are deposited.

The server will log all information so that necessary reports can be derived from the transaction logs to provide account management information necessary to allow details of which card BINs, have been loaded with funds.

The timing for cash to be available on the card is 24 to 72 hours, depending on the time of day, and day of week, the transaction is conducted.

ESTABLISHMENT OF ACCOUNTS.
--------------------------

WildCard will establish and maintain one or more Proceeds Accounts for the benefit of the Cardholders of all Transaction Card Programs using Service Provider for loading cash to stored value cards. Service Provider agrees to establish and maintain, in a commercial demand deposit account (the"Funding Account") at a financial institution designated by Service Provider, sufficient funds to cover the aggregate amount of all Funding Payments since the previous banking business day for Transaction Cards loaded through Service Provider. On each banking business day, WildCard will initiate an ACH transaction debiting from the Funding Account an amount equal to the aggregate Funding Payments on all Transaction Cards occurring since the previous banking business day for credit to the Proceeds Accounts. At all times, the Service Provider must provide sufficient funds in the Funding Account to assure that the aggregate balance will equal or exceed the aggregate amount of all Funding Payments since the previous banking business day for Transaction Cards loaded through Service Provider. In addition, Service Provider will maintain five (5) days of average value loads, or a minimum of ten thousand dollars ($10,000), on deposit in an Escrow Account with WildCard for wire transfer by WildCard to the Proceeds Accounts if the Funding Account is not adequately funded. The cost of the wire transfer will be charged to the Service Provider. The five (5) days of average value loads calculation will be adjusted monthly, or more frequently, if appropriate.

Morgan is currently working on providing an instant national "Float Account" which will allow the consumer Instant access to the cash which the consumer has loaded on their card

SET UP
------

Company shall collect such information as BIN number and relevant card information TBD between Company and Morgan Beaumont to allow specific a card programs to operate on Morgan Beaumont cash loading network.

Company is charged a One Time Set Up Fee in advance for each card program it wishes to set up on the Morgan Beaumont network.

Typically the set up time for a card program is 7- 10 days from receipt of the One Time Set Up Fee

FEE'S AND COSTS;
----------------

One Time Set Up Fee is typically $5,000 per card program. Discounts to be negotiated

Current Cash Loads are $4.95 to the consumer regardless of the amount of the cash load

Typically Retail locations keep $3.00 - $3.50 per load out of the $4.95. This typically depends upon number of POP's for the retail location and geographical location.

Future Cash Loads involving a "National Float Account" may have higher fees. Morgan Beaumont is currently working with its financial partners to design and fund a "National Float Account"

FEE'S OR COMMISSIONS PAID TO COMPANY;
-------------------------------------

Company shall receive XX cents out of the $4.95 charged to a consumer per load of cash onto a card

FEE'S OR COMMISSIONS PAID TO COMPANY CUSTOMER OR CARD PROGRAM:
--------------------------------------------------------------

Card Program or Company Customer shall receive XX cents out of the $4.95 charged to a consumer per load of cash onto a card

All fees and or Commissions are paid monthly and in within 15 days from the close of the preceding month.

Reports are generated each month identifying number of loads per Card Program or Customer and Geographical location of the load broken out by ZIP Code or State